EXHIBIT 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT
BY AND BETWEEN
UPLAND SOFTWARE, INC.,
AND
ULYSSES AGGREGATOR, LP
Dated as of July 14, 2022

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EXHIBITS
Exhibit A    Definitions
Exhibit B    Form of Certificate of Designation
Exhibit C    Form of Registration Rights Agreement

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SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT dated as of July 14, 2022 (this “Agreement”) is by and between Upland Software, Inc., a Delaware corporation (the “Company”) and Ulysses Aggregator, LP (the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.
The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, one hundred and fifteen thousand (115,000) shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions hereinafter set forth.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES
Section 1.1 Purchase and Sale. On the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, and the Company shall issue and sell to the Purchaser, one hundred and fifteen thousand (115,000) shares of Series A Preferred Stock with an original purchase price of $1,000 per share (the “Purchased Shares”) for an aggregate purchase price of the Purchased Shares delivered at Closing of $115,000,000 (the “Purchase Price”). The Series A Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designation in the form attached as Exhibit B (as the same may be amended or amended and restated, the “Certificate of Designation”).
Section 1.2 Closing. On the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on such date on which all of the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of those conditions at such time), or such other time and place as the Company and the Purchaser may agree. The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment of the Purchase Price by or on behalf of the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Shares in the name of the Purchaser by book-entry on the books and records of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that, except as set forth in the SEC Documents filed by the Company with the SEC since January 1, 2020 and prior to the date hereof:
Section 2.1 Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s organizational documents are included in the SEC Documents filed with the SEC.
Section 2.2 Authorization; No Conflicts.
(a) The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and for the due authorization, issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares. This Agreement has been, and the Registration Rights Agreement will be at the Closing, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b) The authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation and the issuance of the Purchased Shares and the Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse
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Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Law; or (z) result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Entity to the Company or any of its Subsidiaries, other than Liens under federal or state securities laws.
Section 2.3 Government Approvals. No consent, approval or authorization of, or filing with, any court or Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, or in connection with the issuance of the Purchased Shares or the Conversion Shares, except for (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (b) those which have already been made or granted; (c) the filing of a Form D and current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions (if any); (e) the listing of the Conversion Shares with the NASDAQ; or (f) filings required under, and compliance with other applicable requirements of, the HSR Act.
Section 2.4 Authorized and Outstanding Stock.
(a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, 115,000 shares will be designated as the Series A Preferred Stock.
(b) As of July 12, 2022 (the “Capitalization Date”), (i) 31,632,628 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 190,894 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options, (iv) 1,847,706 shares of Common Stock were reserved for issuance upon the vesting of restricted stock units (other than performance-based restricted stock units) issued pursuant to the Stock Plans and (v) 93,750 shares of Common Stock were reserved for issuance upon the vesting (at target level performance) of performance-based restricted stock units issued pursuant to the Stock Plans and up to 281,250 shares of Common Stock may be issued upon the vesting (at maximum level performance) of such performance-based restricted stock units. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into, measured by reference to, or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company.
(c) All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. The Purchased Shares have been duly authorized and, when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable and will not be subject to any preemptive right, right of first refusal or similar right or any restrictions on transfer under applicable Law or any Contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws and Section 4.1 of this Agreement. The shares of Common Stock issuable upon conversion of the Purchased Shares (including, for the avoidance of doubt, any shares of
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Common Stock issuable upon conversion of dividends that are paid in kind on the Purchased Shares), subject to the Issuance Limitation (as such term is defined in the Certificate of Designation) (the “Conversion Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Shares in accordance with the terms thereof, in each case as set forth in the Certificate of Designation, will be validly issued and fully paid and non-assessable. No share of Common Stock has been, and none of the Purchased Shares and Conversion Shares will be when issued, issued in violation of any preemptive right arising by operation of Law, under the Certificate of Incorporation, the Bylaws or any Contract, or otherwise. None of the Purchased Shares or Conversion Shares will be when issued subject to any restrictions on transfer under applicable Law or any Contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws, and Section 4.1 of this Agreement. When issued in accordance with the terms hereof and the terms of the Certificate of Designation (as applicable), the Purchased Shares and Conversion Shares will be free and clear of all Liens (other than Liens incurred by Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by this Agreement, the Certificate of Designation or the Registration Rights Agreement).
(d) Except as otherwise expressly described in this Section 2.4: (i) no subscription, warrant, option, convertible security or other right, commitment, agreement, arrangement issued by the Company or any other obligation of the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is no commitment, agreement, arrangement or obligation of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; (iv) there are no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) there are no outstanding shares of capital stock of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 2.4(a) or pursuant to the exercise or vesting, as applicable,, after the Capitalization Date, of outstanding stock options described in Section 2.4(b)(iii), (iv) or (v), respectively, or stock options, restricted stock units or performance-based restricted stock units issued and subsequently exercised or vested, as applicable, after the Capitalization Date; (vi) there are no agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company and (vii) there are no equity appreciation, phantom equity, profit participation or similar rights with respect to the Company or any of its capital stock or equity interests. There exists no preemptive right, whether arising by operation of law, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

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Section 2.5 Subsidiaries. Other than any Subsidiaries of the Company acquired or formed following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Subsidiaries consist solely of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2021. The Company, directly or indirectly, owns of record and beneficially, free and clear of all Liens other than Permitted Liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, were not issued in violation of a preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.4 (Investment Representations), the offer, sale and issuance of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and neither the Company nor any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither the Company nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 2.7 SEC Documents; Financial Information. Since January 1, 2020, the Company has timely filed or furnished, as applicable, (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other forms, reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed or furnished, as applicable, by the Company with the SEC pursuant to the Exchange Act, the Securities Act and all other federal securities laws. As of their respective dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form
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10-Q promulgated by the SEC), have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of March 31, 2022 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

Section 2.8 Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9 Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2020, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are (x) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure and (y) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial
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reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2020, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

Section 2.10 Litigation. There is not any litigation, governmental proceeding, suit, claim, action, or dispute, or to the Knowledge of the Company, investigation (each, a “Proceeding”) pending or, to the Knowledge of the Company, threatened in writing, by or against the Company or any of its Subsidiaries or affecting any of the business, operations, properties, rights or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any material order, writ, injunction, decree, ruling or decision of any Governmental Entity that is expressly applicable to the Company or any of its Subsidiaries.

Section 2.11 Contracts. Each Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), in each case, to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (each, a “Material Contract”) is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, is in compliance in all material respects with all Material Contracts and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 2.12 Compliance with Laws; Permits. The Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with all applicable laws, common law, statutes, acts, ordinances, codes, rules, and regulations (collectively, “Laws”) enacted, adopted, promulgated, or applied by any Governmental Entity, and all Privacy Requirements, and neither the Company nor any of its Subsidiaries has, since January 1, 2020, received any written notice from any Person regarding a violation of any of the foregoing, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 2.13 Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension), and paid all Taxes required to be paid, except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, in each case, reasonably be expected to have a Material Adverse Effect, the Company (a) has not been advised that any of its Tax Returns, federal, state or other, are being audited as of the date hereof, (b) has not been advised of any deficiency in assessment or proposed judgment to its federal, state or other taxes, which has not been paid and (c) has no liability for any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Section 2.14 Employee Benefit Plans.

(a) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have funded, administered and maintained each Benefit Plan in compliance with its terms and all applicable Laws (including the applicable requirements of ERISA and the Code); (ii) with respect to the Benefit Plans, no audits, actions, Liens, lawsuits, claims, complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) or, to the Knowledge of the Company, investigations are pending or, to the Knowledge of the Company, threatened in writing, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such audits, investigations, actions, Liens, Proceedings or complaints, and (iii) to the Knowledge of the Company, no event has occurred with respect to any Benefit Plan which would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity.

(b) Except as would not be expected to have a Material Adverse Effect neither the Company, its Subsidiaries, nor any other entity which, together with the Company or its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time during the last six (6) years maintained, sponsored or contributed to or had any liability, including withdrawal liability, with respect to any defined benefit pension plan that is subject to Title IV of ERISA or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(c) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, neither the execution of, nor the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), could result, directly or indirectly, in (i) severance pay, or an increase in severance pay upon termination of employment or service, after Closing to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (ii) any payment, compensation or benefit, or any increase in the amount of any payment, compensation or benefit, becoming due to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (iii) any acceleration of the time of payment or vesting, or result in funding, of compensation or benefits to any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (iv) any
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new material obligation under any Benefit Plan or (v) the payment of any amount or the provision of any benefit that, separately or in the aggregate, could constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(d) No Benefit Plan provides any individual with the right to indemnification, reimbursement, or gross-up for any excise or penalty tax, including under Section 409A, or Section 4999 of the Code.

Section 2.15 Labor Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is not any strike, lockout, work stoppage, slowdown, or unfair labor practice charge pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, and (ii) there are not any, pending or, to the Knowledge of the Company, threatened union organizing activities with respect to any employees of the Company or its Subsidiaries or any representation or certification proceedings against the Company or any of its Subsidiaries. The Company and its Subsidiaries represent that they owe no notice, consent or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries are party to or bound by any Labor Agreement.

(b) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt U.S. employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), labor relations and collective bargaining, employment harassment, discrimination, and retaliation, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws) (the “WARN Act”), health and safety, COVID-19, affirmative action and unemployment insurance.

(c) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, there are no, and since January 1, 2020, there have not been any, Proceedings pending or, to the knowledge of the Company, threatened by or before any Governmental Entity pertaining to the labor, workforce, personnel or employment practices or actions of the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries is party to a settlement agreement with any employee of the Company or any of its Subsidiaries that involves material allegations of sexual harassment by any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above. To the Knowledge of the Company, no material allegations of sexual harassment are pending against any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above.
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Section 2.16 Environmental Matters. The Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with all, and have not violated any, applicable Requirements of Environmental Law and possess and maintain and are, and since January 1, 2020 have been, in compliance with all, and have not violated any, Environmental Permits required under Requirements of Environmental Law, except, in each case, where the failure to comply or possess has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened (in writing) actions, suits or proceedings relating to, and the Company and its Subsidiaries have not received any unresolved written notice of, any violation or alleged violation of, or any liability or alleged liability under or related to, any Requirements of Environmental Law or Environmental Permit or any presence or release of any Hazardous Substance. Neither the Company, nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any person to, released, or owned or operated any property or facility contaminated by, any Hazardous Substances, in each case so as to give rise to any liabilities pursuant to any Environmental Laws except, in each case, where the failure to comply or possess has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has assumed or retained, as a result of any Contract, any liabilities under any Requirements of Environmental Law or concerning any Hazardous Substances except, in each case, where the failure to comply or possess has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have made available to Purchaser copies of all material environmental reports, audits and assessments prepared since January 1, 2020 and all other material environmental, health and safety documents relating to the current or former properties, facilities and operations of the Company and its Subsidiaries.

Section 2.17 Intellectual Property; Security. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries exclusively own the Intellectual Property they purport to own, or have a valid and enforceable license or right to use or otherwise exploit, all Intellectual Property that is used in or necessary for the operation of the business of the Company and its Subsidiaries, free and clear of all Liens other than Permitted Liens (“Company Intellectual Property”), (b) the conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate or violate, and has not since January 1, 2020 infringed, misappropriated or violated, the Intellectual Property of any Person and, to the Knowledge of the Company, no Person is (or has been since January 1, 2020) infringing, misappropriating or violating the Company Intellectual Property and (c) the Company and its Subsidiaries take commercially reasonable efforts to protect the confidentiality of their trade secrets and the integrity, continuous operation and security of their Software and Systems (and the data stored or Processed therein or thereby). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2020, there have not been any (x) security incidents, including any unauthorized intrusions, breaches (including phishing incidents, ransomware, or malware attacks) affecting the Software and Systems, (y) no incident in which personal information Processed by or for the Company was, or was reasonably likely to have been Processed in an unauthorized or unlawful manner, or (z) failures, breakdowns, continued substandard performance or other adverse events affecting the Systems.

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Section 2.18 Registration Rights. Except as provided in this Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.
Section 2.19 Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
Section 2.20 NASDAQ Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the termination of the registration of the Common Stock under the Exchange Act or the Common Stock being delisted from the NASDAQ, nor has the Company received as of the date of this Agreement any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NASDAQ applicable to it for the continued trading of its Common Stock on the NASDAQ. Without limiting the generality of the foregoing, the consummation of the transactions contemplated by this Agreement do not require approval of the Company’s stockholders pursuant to the listing maintenance requirements of the NASDAQ, except to the extent the Requisite Stockholder Approval (as defined in the Certificate of Designation) is required with respect to any issuance of Conversion Shares in excess of the Issuance Limitation.
Section 2.21 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.
Section 2.22 Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since inception, the Company has not, and since January 1, 2016, none of its Subsidiaries, or any officer, director, employee or, to the knowledge of the Company, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law (collectively “Anti-Corruption Laws”); (b) made any illegal contribution to any political party or candidate; (c) made, offered, promised to pay, authorized or accepted any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to or from any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated any applicable Anti-Corruption Laws.
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Section 2.23 Sanctions and Export Controls. Since its inception, the Company has not, and since January 1, 2016, none of its Subsidiaries or, to the Knowledge of the Company any of its respective director officer, employee or agent of the Company or any of its Subsidiaries, (a) is or was a Sanctioned Person, (b) has conducted business, directly or indirectly, with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any of its Subsidiaries or (c) has violated or engaged in any conduct prohibited under any applicable Sanctions Laws or Export and Import Controls, or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service. The Company and each of its Subsidiaries has instituted and maintains a system of internal controls designed to provide reasonable assurance that violations of applicable Anti-Corruption Laws, Sanctions Laws, and Export and Import Controls will be prevented, detected, and deterred.

Section 2.24 Absence of Certain Changes. (a) Since December 31, 2021, except for the execution and performance of this Agreement and any other agreements contemplated hereby and the discussions, negotiations and transactions related hereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since December 31, 2021, there has not been any Material Adverse Effect.

Section 2.25 No Anti-Takeover Provisions.
(a) Neither the Company nor any of its Subsidiaries is party to a stockholder rights plan or agreement, “poison pill” or substantially similar anti-takeover agreement or plan.

(b) The Board of Directors has taken all necessary actions, including the approval of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation, to ensure that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware do not apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation.

(c) No other “business combination”, “control share acquisition”, “fair price”, “moratorium”, or similar anti-takeover provision of Law applies or purports to apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designation.

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Section 2.26 Indebtedness.
(a) As of the date of this Agreement, except for the Credit Agreement, the Company is not party to any agreement that by its terms restricts, limits, prohibits or prevents the Company from paying dividends or other distributions of or on equity interests.
(b) As of the date of this Agreement, other than the Credit Agreement, the Company is not party to any agreement (x) relating to the incurrence or assumption of any indebtedness or to mortgaging, pledging or otherwise placing a Lien on any material portion of the assets of the Company or its Subsidiaries or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) securing any obligation in excess of $1,000,000 on any assets of the Company or its Subsidiaries or (y) guaranty of any indebtedness or other material guaranty.
(c) The Credit Agreement has not been amended, modified or waived since the Closing Date (as defined in the Credit Agreement), except as amended by the First Incremental Amendment.
(d) (i) The Company and its Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto, are not in material breach of, default or material violation under, the Credit Agreement, (ii) no Default Event has occurred and is continuing (or otherwise exists) or would result immediately after giving pro forma effect to the consummation of the transactions contemplated hereby, and (iii) to the Knowledge of the Company, no event has occurred that with notice or lapse of time, or both, would constitute such a Default Event.
Section 2.27 No Additional Representations. Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchaser in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchaser in connection with this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for fraud.
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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:

Section 3.1 Organization and Power. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization, Etc. The Purchaser has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby. The authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Registration Rights Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Purchaser or any material contract to which the Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Law. This Agreement has been, and the Registration Rights Agreement will be at the Closing, duly executed and delivered by the Purchaser. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any court or Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report the Purchaser’s ownership of the Purchased Shares; (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder; or (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Law.
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Section 3.4 Investment Representations.

(a) The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b) The Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.
(c) The Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.
(d) The Purchaser (i) by reason of its business and financial experience, has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares and the Conversion Shares, (ii) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares and the Conversion Shares, (iii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iv) can bear the economic risk of an investment in the Purchased Shares and the Conversion Shares indefinitely.
Section 3.5 No Prior Ownership. As of the date hereof and as of immediately prior to the Closing, other than 251,727 shares of Common Stock owned by an affiliate of the Purchaser, the Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Company’s Common Stock.
Section 3.6 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser and for which the Company will be liable.
Section 3.7 Financing. The Purchaser has delivered to the Company true, correct, and complete copies of an executed commitment letter among HGGC Fund IV, LP, HGGC Fund IV-A, LP, HGGC Affiliate IV, LP, HGGC Affiliate IV-A, LP and HGGC Associates IV, LP and the Purchaser, dated as of the date hereof (together with all annexes, schedules and exhibits (in each case, if any) thereto, the “Equity Commitment Letter”, and the commitment thereunder, the “Equity Financing Commitment”) to provide, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (the “Equity Financing”).
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The Equity Financing is in amounts sufficient to enable the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the Purchaser and, to the knowledge of the Purchaser, the other parties thereto, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equity remedies. As of the date of this Agreement, the Equity Commitment Letter, including the Equity Financing Commitment thereunder, have not been withdrawn, terminated, amended, restated, replaced, supplemented or otherwise modified or waived and no such withdrawal, termination, amendment, restatement, replacement, supplement, modification or waiver is contemplated. There are no side letters or other agreements, arrangements, contracts or understandings relating to the Equity Commitment Letter that could affect the availability of the Equity Financing, and as of the date of this Agreement and assuming satisfaction or waiver (to the extent permitted by applicable Law) of the conditions in Article V hereof, the Purchaser does not know of any facts or circumstances that may be expected to result in any of the conditions set forth in any Equity Commitment Letter not being satisfied, or the Equity Financing not being available to the Purchaser, at the Closing. As of the date of this Agreement, no event has occurred with respect to the Purchaser or, to the knowledge to the Purchaser, any other party thereto, that, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of the Purchaser, or by any other party thereto, under any term or condition of the Equity Commitment Letter, and the Purchaser has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Equity Commitment Letter. Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding of the full amount of the Equity Financing Commitment. As of the date of this Agreement, the Purchaser is not aware of any fact, circumstance or occurrence that makes any representation or warranty of the Purchaser included in this Agreement or the Equity Commitment Letter inaccurate. Assuming (i) the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions in Article V hereof and (ii) the Equity Financing is funded in accordance with its conditions, upon funding of the Equity Financing Commitment, the Purchaser will have at the Closing, immediately available cash funds sufficient to fund all of the amounts required to be provided by the Purchaser for the consummation of the transactions contemplated hereby, including the payment of the Purchase Price and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, including all related fees and expenses, and such funds are sufficient for the satisfaction of all of the Purchaser’s obligations under this Agreement, as applicable.

Section 3.8 No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the
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representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable Law, without limiting the representations and warranties contained in Article II, other than in the case of fraud, neither the Company nor any of its Subsidiaries shall have any liability to any Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to the Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1 Restrictive Legends; Transfer Requirements.

(a) Each certificate or other instrument representing the Purchased Shares or the Conversion Shares (unless otherwise permitted by the provisions of Section 4.1(c) or (d) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.
(b) The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.1.

(c) The Company shall remove the legend described in Section 4.1(a) (or instruct its transfer agent to so remove such legend) from the book-entry account evidencing the Purchased Shares or the Conversion Shares (for purposes of this Section 4.1, the “Shares”) if (i) such Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule, “Rule 144”), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required
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under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

(d) In connection with a sale of Shares by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and the Company a customary representation letter providing to the transfer agent and the Company any information necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the legend referred to in Section 4.1(a) from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all direct costs and expenses associated therewith. After the Purchaser or its permitted assigns have held the Shares for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the book-entry account for such Shares still bears the restrictive legend referred to in Section 4.1(a), the Company agrees, upon request of the Purchaser or its permitted assignees, to take all steps necessary to promptly effect the removal of the legend described in Section 4.1(a) from the Shares, and the Company shall bear all direct costs and expenses associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Shares have been held. The Company shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.1(a) at any time such legend is no longer appropriate.

Section 4.2 Confidentiality.

(a)    The Purchaser shall keep all Confidential Information confidential and shall not, without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part and the Purchaser shall not use any Confidential Information, other than in connection with the performance of its obligations hereunder or for purposes of monitoring, administering or managing the Purchaser Parties’ investment in the Company. The Purchaser may disclose the Confidential Information (i) to such of its Representatives who need to know the Confidential Information for such purpose, who are informed by the Purchaser of the confidential nature of the Confidential Information and directed to keep such Confidential Information confidential, (ii) to any prospective purchaser of Purchased Shares (and Conversion Shares) from such Purchaser Party, or prospective purchaser of an equity interest in such Purchaser Party, or prospective financing sources in connection with effecting any Qualifying Loan (including any syndication and marketing thereof), as long as such prospective purchaser or lender enters into a customary confidentiality or non-disclosure agreement with the Company, (iii) as may be reasonably necessary in connection with such Purchaser Party’s enforcement of its rights in connection with this Agreement or its investment in the Company or (iv) to the Purchaser’s direct and indirect current and prospective limited partners who have entered into a customary confidentiality or non-disclosure agreement with Purchaser or its Affiliate. The Purchaser shall be responsible for any non-compliance with this Section 4.2 by its Representatives.

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(b)    In the event that the Purchaser or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, the Purchaser will provide the Company with prompt notice (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or Governmental Entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 4.2, at the Company’s sole cost. In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.2, the Purchaser may disclose such Confidential Information without liability hereunder. The confidentiality letter agreement, dated April 25, 2022, by and between HGGC, LLC and the Company (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing.
Section 4.3 Information Rights.
(a)    For so long as the holders of Series A Preferred Stock have the right to designate the Series A Observer, the Company shall deliver to the Purchaser Parties through the Series A Observer copies of all material substantive materials provided to (i) the Board of Directors or any committee thereof at substantially the same time as provided to the directors of the Company or to the directors of the Company serving on such committee, as applicable and (ii) the Company’s senior lenders at substantially the same time as provided to the Company’s senior lenders; provided that each of the Purchaser Parties may elect, from time and time and in its sole discretion, not to receive copies of any or all of such materials.
(b) For so long as the Purchaser Parties collectively hold record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock), the Company shall provide to the Purchaser Parties reasonable access, to the extent reasonably requested by the Purchaser Parties, to the Company and its Subsidiaries’ office properties, books and records, and to discuss their affairs, finances and matters related to capital structure and financing with its and their officers, all upon reasonable notice and at reasonable times at the Company’s principal place of business; provided that any access pursuant to this Section 4.3(b) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries; provided, further, that the Company shall not (i) be obligated pursuant to this Section 4.3(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or Confidential Information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company, it being acknowledged that an agreement in the form of the Confidentiality Agreement is acceptable to the Company and if the Purchaser desires to enter into such an agreement, the Company agrees to promptly do so in such form) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; or (ii) be required to violate any obligation of confidentiality, order or applicable Law to which it or its Subsidiaries is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this Section 4.3(b); provided, further, that (i) the Company may not enter into any obligation of confidentiality or otherwise for the purpose of avoiding disclosure under this Section 4.3(b) and (ii) the Company shall give notice to Purchaser of the fact that it is withholding such information or documents and inform the Purchaser of the general nature of the information being withheld and thereafter the Company shall reasonably cooperate with Purchaser to provide such
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information (or as much of it as possible) in a manner that would render clauses (i) and (ii) inapplicable.
(c) During the period from the date hereof through the Closing, subject to Purchaser’s obligations under the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford to the Purchaser and its authorized Representatives reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, assets and business, regulatory and financial records of the Company and its Subsidiaries and shall furnish to Purchaser or such authorized Representatives such additional information concerning the Company and its Subsidiaries (including any businesses to be acquired by the Company or its Subsidiaries) as shall be reasonably requested; provided, however, that the Company shall not be required to violate any obligation of confidentiality, order or applicable Law to which it or its Subsidiaries is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this Section 4.3(c) (but in such event the Company shall use commercially reasonable efforts to cooperate with the Purchaser to seek an appropriate remedy to provide the required information). Purchaser hereby acknowledges and agrees that any investigation pursuant to this Section 4.3(c) shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company.

Section 4.4 Filings; Other Actions.
(a) The Purchaser and the Company shall use all reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and other applicable Antitrust Laws (the “Antitrust Approval”), including litigating to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, this Section 4.4 shall not require or obligate the Sponsor or Purchaser to propose, negotiate, commit to, or effect, by consent decree or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of the Sponsor or any of its Affiliates, Subsidiaries, investment funds or vehicles, or portfolio companies, in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated hereby. Without limiting the foregoing, the Purchaser and the Company shall each prepare and file within ten (10) business days after the date hereof a required Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. In connection with such undertakings, the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement, including obtaining the Antitrust Approval. The Purchaser and the Company shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.

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(b) The Purchaser and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, all the material information required for or which appears in any application or other filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, including obtaining the Antitrust Approval. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.4, and shall promptly notify the other party of any communication received by such party from, or given by such party to, any U.S., state-level, multinational or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case in respect of the transactions contemplated by this Agreement, including obtaining the Antitrust Approval. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by law, with copies of written communications received by it or its Subsidiaries or, in the case of the Purchaser, its investment funds or vehicles, or portfolio companies, from any Governmental Entity in respect of the transactions contemplated by this Agreement, including obtaining the Antitrust Approval; provided, further, that materials may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine. Neither the Purchaser nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement, including obtaining the Antitrust Approval unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.
(c) For the avoidance of doubt, the Purchaser shall pay, or cause to be paid, and be responsible for all filing fees payable in connection with obtaining any Antitrust Approval relating to the transactions contemplated hereby.

Section 4.5 Antitakeover Provisions. If, after the execution and delivery of this Agreement, any Antitakeover Provision shall apply or purport to apply to this Agreement, the Registration Rights Agreement, the Certificate of Designation or any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Certificate of Designation, the Board of Directors shall, to the fullest extent permitted by applicable Law, take all actions necessary so that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Registration Rights Agreement and the Certificate of Designation, and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize to the greatest extent possible the effects of any such Antitakeover Provision thereupon or upon the transactions contemplated thereby.

Section 4.6 Tax Matters.
(a) USRPHC Status. As of the Closing Date, the Company is not, and never has been, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”). The Company shall notify Purchaser promptly following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) or otherwise within five (5) business days of becoming aware that the Company is, or is reasonably likely to
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be, a USRPHC. At the Purchaser’s request from time to time while the Purchaser owns an equity interest in the Company, the Company shall use commercially reasonable efforts to determine as promptly as practicable whether it is a USRPHC and shall promptly notify the Purchaser in writing of its determination of its status as a USRPHC (and if in connection with a sale, shall, to the extent the Company determines that equity interests in the Company are not United States real property interests under Code Section 897, promptly provide to the Purchaser a statement in accordance with Treasury Regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Section 897 of the Code).

(b) Tax Treatment. The Company and the Purchaser acknowledge and agree not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for U.S. federal income Tax and withholding Tax purposes, and neither the Company nor the Purchaser shall take any position with respect to the Series A Preferred Stock for U.S. federal income Tax and withholding Tax purposes that is inconsistent with such treatment.

(c) Dividends. Each of the Company and the Purchaser intend that neither Purchaser nor any of its Affiliates shall be required to include in income any dividend income for U.S. federal income Tax purposes by reason of the application of Section 305 of the Code to the Series A Preferred Stock or otherwise except to the extent of the amount of any dividends on the Series A Preferred Stock that are declared and paid in cash. The Company and Purchaser agree to take no positions or actions inconsistent with such intended treatment (including on any IRS Form 1099), unless otherwise required by a change in applicable law after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
(d) Redemptions. The Company shall use commercially reasonable efforts to cooperate with the Purchaser to structure any redemption or repurchase of Series A Preferred Stock permitted under this Certificate of Designation to be treated as a payment in exchange for stock pursuant to Section 302 of the Code.
(e) Liquidations, etc. For so long as Purchaser owns equity or securities convertible into equity in the Company, the Company shall not be liquidated, merged, or converted into a limited liability company, or otherwise enter into a transaction, in each case if the Company (or the surviving company following a merger) ceases to exist as an entity treated as a corporation for U.S. federal income Tax purposes (and state and local Tax purposes, where applicable), without Purchaser’s prior written approval.
(f) Transfer Taxes. Except as provided in Section 13 of the Certificate of Designation, the Company will pay any and all transfer, documentary, sales, use, registration and other similar Taxes incurred in connection with this Agreement and the issuance and purchase of Purchased Shares.
(g) IRS Form W-9. At the Closing, the Purchaser shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that the Purchaser is a U.S. person and with the effect that the Company can make dividend payments to the Purchaser (or its nominee) without deduction or withholding for any U.S. federal withholding taxes. The Purchaser agrees that if the information provided on any IRS Form W-9 previously delivered by the Purchaser changes, or if a lapse in time or change in circumstances renders the information on such IRS Form W-9 obsolete,
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expired or inaccurate in any material respect, the Purchaser shall promptly inform the Company and deliver promptly an updated IRS Form W-9.
(h) Withholding. The Company shall withhold such amounts as it is required to withhold pursuant to applicable law with respect to distributions or payments relating to the Series A Preferred Stock, and amounts so withheld in accordance with this Section 4.6(h) shall be treated as having been paid to the party with respect to which such withholding is made. The Company shall remit and pay the amounts so withheld to the applicable governmental authorities in accordance with applicable law. If the Company determines that any amounts are so required to be deducted and withheld from any such payment made to a holder of Series A Preferred Stock, at least five (5) Business Days prior to the date the applicable payment is scheduled to be made, the Company shall provide such holder of Series A Preferred Stock with (i) written notice of such intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding, and the Company shall reasonably cooperate with the holder of the Series A Preferred Stock to reduce or eliminate amounts required to be withheld in accordance with applicable law.
Section 4.7 NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall as promptly as practicable following the date of this Agreement apply to cause the Conversion Shares to be approved for listing on the NASDAQ, subject to official notice of issuance. In accordance with the Certificate of Designation, the Company shall cause a number of shares of Common Stock equal to the total number of Conversion Shares to be authorized, reserved, and kept available at all times, free and clear of preemptive rights and all Liens, to allow for full conversion of the Series A Preferred Stock in accordance with the terms thereof. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion or redemption of the then outstanding shares of Series A Preferred Stock (including, for the avoidance of doubt, any shares of Common Stock issuable upon conversion of dividends that are paid in kind on the Purchased Shares) to be approved for listing on the NASDAQ, subject to the receipt of the Requisite Stockholder Approval as required under the Certificate of Designation with respect to the issuance of any Conversion Shares in excess of the Issuance Limitation. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.7.

Section 4.8 State Securities Laws. The Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer, sale and issuance of Common Stock or Series A Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series A Preferred Stock.

Section 4.9 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction or otherwise or if there is any event or circumstance that may result in the Purchaser and each transferee of the Purchaser to whom shares of Series A Preferred Stock or Conversion Shares are transferred (the “Purchaser Parties”), their respective Affiliates or the Series A Director being deemed to have made a disposition or acquisition of the Series A Preferred Stock or Conversion Shares for purposes of Section 16 of the Exchange Act, and if the Series A Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six (6) months (a) the
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Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of the Series A Preferred Stock or Conversion Shares for the express purpose of exempting the Purchaser Parties’, their respective Affiliates’ and the Series A Director’s interests (for the Purchaser Parties or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (ii) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser Parties, their respective Affiliates, or the Series A Director of equity securities of such other issuer or derivatives thereof and (iii) an Affiliate or other designee of the Purchaser Parties or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser Parties notify the Company of such service a reasonable time in advance of the closing of such transactions), then the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser Parties’, their respective Affiliates’ and the Series A Director (for the Purchaser Parties or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 4.10 Negative Covenants. From the date of this Agreement through the Closing, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course, and, without the prior written consent of the Purchaser Parties (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not and shall cause its Subsidiaries not to:

(a) take any action that would require the consent of the Holders (as defined in the Certificate of Designation) pursuant to Section 10(c) of the Certificate of Designation;

(b) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(c) split, combine, subdivide, recapitalize, reclassify or make like change to any shares of its capital stock or other equity or voting interests;

(d) amend, supplement or otherwise change, or waive any provision of, the Certificate of Incorporation or Bylaws (except as and to the extent contemplated by Section 2.25(b)) or make any material amendments to the organizational documents of any of the Company’s material Subsidiaries or take or authorize any action to wind up the affairs of or dissolve the Company;

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(e) issue capital stock of the Company that would cause require the Company to obtain approval of its stockholders under the continued listing requirements of the NASDAQ;

(f) make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law;

(g) grant any Lien on the material property or assets of the Company or its Subsidiaries other than Permitted Liens; or

(h) agree, authorize or commit to do any of the foregoing; provided, however, that any approval of the foregoing items that is contingent upon receipt of the consent of the Purchaser Parties required pursuant to this under Section 4.10 shall not, solely by reason thereof, be deemed to be an action in violation hereof.

Section 4.11     Sponsor.
(a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of HGGC, LLC (the “Sponsor”) or any of its Affiliates (collectively, the “Sponsor Group”), other than the Purchaser Parties (the “Excluded Sponsor Parties”), so long as (i) no such Excluded Sponsor Party or any of its Representatives is acting on behalf of or at the direction of any Purchaser Party with respect to any matter that otherwise would violate any term or provision of this Agreement and (ii) no Confidential Information is made directly available to any Excluded Sponsor Party or any of its Representatives by or on behalf of any Purchaser Party or any of their Representatives, except with respect to any such Representative who is (x) compliance personnel for compliance purposes and (y) non-compliance personnel of Sponsor who are directors or officers of, or function in a similar oversight role at, such Affiliate as long as Confidential Information is not otherwise disclosed to such Affiliate.

(b) The Purchaser Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Purchaser Parties take any action under this Agreement to give or withhold their consent, the Purchaser Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Series A Director.

(c) The Purchaser Parties and the Company hereby agree and acknowledge that, subject to applicable Law, the Series A Director may share Confidential Information with the Purchaser Parties, for so long as the Purchaser Parties or their Affiliates beneficially own (as defined under Section 13 of the Exchange Act) (i) at least 5% of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable upon
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conversion of shares of Convertible Preferred Stock and (ii) at least 50% of the shares of Series A Preferred Stock then issued and outstanding. The Purchaser Parties acknowledge that the receipt of such Confidential Information may restrict their ability to trade in the securities of the Company.

Section 4.12 Corporate Actions.

(a) If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to the Certificate of Designation if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designation if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

(b) The Company shall not adopt, approve or agree to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Purchaser Parties unless the Company has excluded the Purchaser Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement.

Section 4.13 Corporate Opportunities. In recognition and anticipation that (1) certain directors, principals, officers, employees or other representatives of the Purchaser Parties and their Affiliates may serve as directors, officers or agents of the Company, (2) the Purchaser Parties and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, and (3) the Series A Director, the Series A Observer and their respective Affiliates may engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 4.13 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve the Purchaser Parties, the Series A Director, the Series A Observer or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith. None of (1) the Purchaser Parties or any of their Affiliates, or (2) the Series A Director, the Series A Observer and their respective Affiliates (the Persons (as defined below) identified in (1) and (2) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its
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Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company. Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to the Series A Director (including if the Series A Director serves as an officer of this Company) if such opportunity is offered to such person solely in his or her capacity as a director or officer of the Company, and this section shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement or anything to the contrary in the Certificate of Designation, to the fullest extent permitted by law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (1) the Company is neither financially or legally able, nor contractually permitted to undertake, (2) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, or (3) is one in which the Company has no interest or reasonable expectancy. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 4.13.

Section 4.14 Financing Cooperation. If requested by the Purchaser Parties, the Company will provide the following cooperation in connection with the Purchaser Parties obtaining any Qualifying Loan following the Closing: (i) using good faith and commercially reasonable efforts to enter into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting Transfers or conversions upon foreclosure, agreements to not intentionally hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, and certain acknowledgments regarding securities law status of the pledge arrangements) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Series A Preferred Stock or Conversion Shares and depositing such pledged Series A Preferred Stock or Conversion Shares in book entry form on the books of the Depository Trust Company, when eligible to do so (for the avoidance of doubt, shares of Common Stock will not be considered so eligible prior to the date the lender has a valid one year “holding period” (as defined in Rule 144) in such shares of Common Stock), and (B) causing the Company’s transfer agent to transfer Series A Preferred Stock or Conversion Shares, as applicable, in connection with any such Transfer, (x) re-issuing the pledged Series A Preferred Stock or Conversion Shares in certificated form in the name of a Purchaser Party or its Affiliates or (y) re-registering the pledged Series A Preferred Stock or Conversion Shares in certificated form or in book-entry form, as so requested, in the name of the relevant lender, counterparty, custodian or similar party to a Qualifying Loan, with respect to Qualifying Loans solely as securities intermediary and only to the extent a Purchaser Party or its Affiliates continues to beneficially own such pledged Series A Preferred Stock or Conversion Shares, (iv) entering into customary triparty agreements with each lender and the Purchaser Parties relating to the delivery of the Series A Preferred Stock or Conversion Shares to the
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relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations hereunder to issue the Series A Preferred Stock or Conversion Shares upon payment of the purchase price therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as the Purchaser Parties may reasonably request that will not unreasonably disrupt the operation of the Company’s business, in the cases of clauses (ii) and (iii), subject to receipt of customary legal opinions and certificates and the satisfaction of any relevant requirements of the Company’s transfer agent. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an Issuer Agreement is conditioned on (i) the relevant Purchaser Party certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Qualifying Loan being entered into in accordance with this Agreement, such Purchaser Party has pledged Common Stock or the Series A Preferred Stock or the underlying shares of Common Stock as collateral to the lenders under such Qualifying Loan and that the execution of such Qualifying Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Qualifying Loan and (C) such Purchaser Party acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement and (ii) the Issuer Agreement containing customary representations, warranties and covenants for the benefit of the Company from the relevant Purchaser Party and the lender reasonably satisfactory to the Company; provided, that the Company shall, and shall cause its Affiliates and its and their respective Representatives to, keep confidential the terms and the existence of any such loan agreement and related documents in connection with a Qualifying Loan (and any amendments or supplements thereto), other than in the case that the Company, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable law, regulation, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such information, in each of which instances the Company, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Purchaser Parties sufficiently in advance of any such disclosure so that the Purchaser Parties will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure (in which case the Company shall use reasonable efforts to assist the Purchaser Parties in this respect). The Purchaser Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser Parties under this Agreement the Purchaser Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.
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ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1 Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:
(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Sections 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.20 (NASDAQ Listing and Maintenance Requirements), 2.21 (No Brokers or Finders), 2.24(b) (Absence of Certain Changes) and 2.25 (No Rights Agreement; Anti-Takeover Provisions) of this Agreement) shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization), 2.6 (Private Placement), 2.20 (NASDAQ Listing and Maintenance Requirements), 2.21 (No Brokers or Finders) and 2.25 (No Rights Agreement; Anti-Takeover Provisions) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), (iii) the representations and warranties of the Company contained in Section 2.4(a) and (b) (Authorized and Outstanding Stock) of this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, subject only to de minimis inaccuracies, and (iv) the representations and warranties of the Company contained in Section 2.24(b) (Absence of Certain Changes) of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.
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(b) Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy shall have been delivered to the Purchaser.
(d) Officer’s Certificate. The Purchaser shall have received from the Company a certificate signed on behalf of the Company by a duly authorized officer certifying to the effect that the conditions set forth in Section 5.1(a) and (b) have been satisfied.
(e) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.
(f) Antitrust Laws. Any applicable waiting periods (including any extensions thereof and/or any agreement between the Purchaser and any Governmental Entity to delay or postpone consummation of the transactions contemplated hereby) under the HSR Act shall have expired or been terminated, and any clearances, approvals or consents required under any other applicable Antitrust Law shall have been obtained, in each case to permit the parties to consummate the transactions contemplated hereby.
(g) Registration Rights Agreement. The Purchaser shall have received from the Company a Registration Rights Agreement duly executed by the Company, in the form of Exhibit C hereto.
(h) NASDAQ Approval. The Company shall have provided the applicable listing of additional shares notification to NASDAQ, and received notification from NASDAQ that the listing of additional shares review process has been completed, and NASDAQ shall not have made any objection (not subsequently withdrawn) that the consummation of the transactions contemplated by this Agreement would violate NASDAQ listing rules applicable to the Company and that if not withdrawn would result in the delisting of the Common Stock.
(i) Indebtedness. The Credit Agreement shall not have been amended or modified in any manner that is adverse to the Company (including, for the avoidance of doubt, any amendment or modification which increases the amount of indebtedness thereunder, increases the rate of interest thereof, imposes any increased or additional fees thereon, shortens the maturity thereof) or imposes additional restrictions on the payment of dividends or the making of restricted payments as compared to those in effect on the date hereof.

Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Company, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Representations and Warranties; Performance. (i) Each of the representations and warranties of the Purchaser contained in Article III of this Agreement (other than Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.)) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and
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warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions under this Agreement and the Registration Rights Agreement and (ii) each of the representations and warranties of the Purchaser contained in Sections 3.1 (Organization and Power) and 3.2 (Authorization, Etc.) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).
(b) Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.
(c) Consideration for the Securities. The Purchaser shall have paid the purchase price of the Purchased Shares to be purchased by such Purchaser in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.
(d) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.
(e) Officer’s Certificate. The Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized officer certifying to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied.
(f) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.
(g) Antitrust Laws. Any applicable waiting periods (including any extensions thereof and/or any agreement between the Purchaser and any Governmental Entity to delay or postpone consummation of the transactions contemplated hereby) under the HSR Act shall have expired or been terminated, and any clearances, approvals or consents required under any other applicable Antitrust Law shall have been obtained, in each case to permit the parties to consummate the transactions contemplated hereby.

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ARTICLE VI

PREEMPTIVE RIGHTS
Section 6.1 Generally. If the Company makes any public or non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, the Company (collectively “Preemptive Securities”), including, for the purposes of this Article VI, warrants, options or other such rights (any such security, a “New Security”) (other than (1) issuances of any securities to directors, officers, employees, consultants or other agents of the Company, (2) issuances of any securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances of any securities issued as a result of a pro rata stock split, stock dividend, spin-off, reclassification or reorganization or similar pro rata event, (4) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Purchaser, (5) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company), and (6) issuances made as consideration for any bona fide acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or non-cash assets of, another Person, business unit, division or business, the Purchaser shall be afforded the opportunity to acquire from the Company its Preemptive Rights Portion of such New Securities for the same price and on the same terms as that offered to the other purchasers of such New Securities; provided, that the Purchaser shall not be entitled to acquire any New Securities pursuant to this Article VI to the extent the issuance of such New Securities to the Purchaser would require approval of the stockholders of the Company as a result of the Purchaser status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of NASDAQ until the Company obtains such approval, and the Company shall use reasonable best efforts to obtain such approval as promptly as practicable.

Section 6.2 Calculation of Preemptive Rights Portion. Subject to the foregoing proviso in Section 6.1, the amount of New Securities that Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of Series A Preferred Stock and shares of Common Stock (in the aggregate and on an as converted basis) held by the Purchaser, as of such date, and the denominator of which is the aggregate number of shares of Common Stock (on an as converted basis) outstanding as of such date (the “Preemptive Rights Portion”).

Section 6.3 Preemptive Rights Notices and Procedures. If the Company proposes to offer New Securities, it shall give the Purchaser written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven Business Days prior to such issuance (or, in the case of a registered public offering, at least seven Business Days prior to the commencement of such registered public offering) (provided, that to the extent the terms of such offering cannot reasonably be provided seven Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Purchaser on a confidential basis prior to public disclosure of such offering. Other than in the case of a
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registered public offering, the Purchaser may notify the Company in writing at any time on or prior to the second Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Purchaser will exercise such preemptive rights and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 6.2. In the case of a registered public offering, the Purchaser shall notify the Company in writing at any time prior within three Business Days after Purchaser’s receipt of the preemptive rights notice from the Company immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether the Purchaser will exercise such preemptive rights and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 6.2. Such notice to the Company shall constitute a binding commitment by the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of a Purchaser to respond prior to the time a response is required pursuant to this Section 6.3 shall be deemed to be a waiver of the Purchaser’s purchase rights under this Article VI only with respect to the offering described in the applicable notice.

Section 6.4 Purchase of New Securities. The Purchaser shall purchase the New Securities that it has elected to purchase under this Article VI concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals); provided, that if such related issuance is prior to the 20th Business Day following the date on which the Purchaser has notified the Company that it has elected to purchase New Securities pursuant to this Article VI, then the Purchaser shall purchase such New Securities within 20 Business Days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Purchaser of its preemptive rights pursuant to this Article VI shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the Purchaser pursuant to this Article VI shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchaser in respect thereof shall be promptly refunded in full.

Section 6.5 Consideration Other than Cash. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

Section 6.6 Miscellaneous. The election by the Purchaser to not exercise its subscription rights under this Article VI in any one instance shall not affect its rights as to any subsequent proposed issuance. The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights pursuant to this Article VI, including securing any required approvals or consents. The covenants set forth in this Article VI shall terminate and be
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of no further force or effect upon such time when the Purchaser does not hold any shares of Series A Preferred Stock or shares of Common Stock.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival. Except for the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), and 2.6 (Private Placement), which shall survive for the period of the applicable statutes of limitations plus sixty (90) days, the representations and warranties contained in Article II and Article III hereof shall survive for twelve (12) months following the Closing Date and then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of Fraud. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 7.2 Indemnification by the Company. The Company agrees to indemnify the Purchaser, its Affiliates and its Representatives (collectively, the “Purchaser Indemnitees”) from all costs, losses, liabilities, damages or expenses (including the reasonable fees and disbursements of counsel) of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, whether or not involving a Third-Party Claim (but excluding any punitive damages or exemplary damages of any nature whatsoever, unless actually awarded by a Governmental Entity with respect to a Third Party Claim) (collectively, “Losses”) as a result of, arising out of, or in any way related to the breach of any of the representations, warranties, or covenants of the Company contained herein; provided that any claim for indemnification relating to the breach of representations or warranties is made prior to the expiration of the survival period of such representation or warranty as set forth in Section 7.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, that the aggregate liability of the Company shall not be greater in amount than the aggregate Purchase Price.

Section 7.3 Indemnification by the Purchasers. Each Purchaser Party agrees, severally and not jointly, to indemnify the Company, its Affiliates and its Representatives (collectively, the “Company Indemnitees”) from all Losses as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser Party contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation, warranty or covenant as set forth in Section 7.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a
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Company Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the aggregate liability of such Purchaser Party shall not be greater in amount than the Purchase Price paid by such Purchaser Party.

Section 7.4 Indemnification Procedure.
(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VII, except as otherwise provided in Section 7.2 and Section 7.3. Such notice shall state the nature and the basis of such indemnification claim to the extent then known in reasonable detail and the amount of the asserted Losses and method of computation thereof.
(b) Promptly after any Company Indemnitee or Purchaser Indemnitee (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure or otherwise provided in Section 7.2 and Section 7.3. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known in reasonable detail, the amount of the asserted Losses and method of computation thereof, and such other relevant information that the Indemnified Party may have in its possession regarding such claim, including a copy of all papers served on or received by the Indemnified Party with respect to such Third Party Claim, if any. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long
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as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) business days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies set forth in this Article VII are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 7.5 Tax Matters. All indemnification payments made under this Article VII shall be treated as adjustments to the relevant Purchaser Party’s Purchase Price for all Tax purposes except as otherwise required by applicable Law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 8.2 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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(b) Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 8.5 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 8.3 Entire Agreement; No Third Party Beneficiary. This Agreement and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 8.4 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses, except that, upon consummation of the Closing, the Company shall reimburse the Purchaser for all out-of-pocket fees and costs and expenses, including the fees, costs and expenses of attorneys, accountants, investment bankers,
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financial advisors, other consultants and professionals, and all reasonable out-of-pocket due diligence expenses, in an aggregate amount not to exceed $3,900,000, incurred by the Purchaser in connection with the transactions contemplated by this Agreement.

Section 8.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, when transmitted and receipt is confirmed via return e-mail from the primary recipient; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:
If to the Company, to:
Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, TX 78701
Attention: Kin Gill
Email: kgill@uplandsoftware.com
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
701 Brazos Street, Suite 1100
Austin, TX 78701
Attention:    Steven Tyndall
    John Hensley
Email:        styndall@mofo.com
jhensley@mofo.com
If to a Purchaser, to:
c/o HGGC, LLC
1950 University Avenue
Palo Alto, CA 94303
Attention:     David Chung
    Kurt A. Krieger
E-mail:    dchung@hggc.com
    kak@hggc.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Ave
New York, New York 10022
Attention:     David B. Feirstein, P.C.
        Marshall P. Shaffer, P.C.
        Daniel Yip
E-mail:     david.feirstein@kirkland.com
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        marshall.shaffer@kirkland.com
        daniel.yip@kirkland.com

Section 8.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned (a) by Purchaser, in whole or in part to any Affiliate of the Sponsor (provided, that Purchaser shall not be relieved of its obligations hereunder in connection with such an assignment) and (b) as collateral security to any lender to the Purchaser; provided, that the rights and obligations of the Purchaser Parties under Section 4.10 shall not be assignable other than to a member of the Sponsor Group that becomes a Purchaser Party pursuant to the terms of this Agreement. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 8.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 8.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 8.9 Interpretation; Absence of Presumption.
(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or”, “any” or “either” shall not be exclusive; and (v) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” References to a Person are also to its permitted assigns and successors. When calculating
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the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by applicable law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day). When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). The phrase “made available” with respect to documents shall be deemed to include any documents (x) filed with or furnished to the SEC or (y) provided in a virtual “data room” established by the Company in connection with the transactions contemplated hereby, in the case of each of clauses (x) and (y), at least one (1) Business Day prior to the date hereof. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice in all material respects” and shall refer to an action taken by a person that is consistent in all material respects in nature, scope and magnitude with the past practices of such person and is taken in the ordinary course of the normal operations of such person. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 8.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 8.11 Specific Performance. The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein (including, for the avoidance of doubt, the right of the Company to
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specifically enforce the obligation of the Purchaser to cause the Equity Financing to be funded and the purchase of the Purchased Shares to be consummated on the terms and subject to the conditions set forth in this Agreement), this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (i) a grant of specific performance resulting in the consummation of the issuance of the Purchased Shares in exchange for receipt in full by the Company of the Purchase Price therefor, and (ii) the payment of monetary damages at any time.

Section 8.12 Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 8.12 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other transferees. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 8.12 or any provision of the Confidentiality Agreement limit disclosure by any Purchaser Party and their respective Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective direct or indirect general and limited partners, equityholders, financing sources, members, managers and investors of any Affiliates of such Person, including disclosing information about the transactions contemplated by this Agreement on their websites in the ordinary course of business consistent with past practice.

Section 8.13 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement or the Equity Commitment Letter may only be brought against the entities that are expressly named as parties hereto or thereto (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no direct or indirect member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Equity Commitment Letter or based on, in respect of, or by reason of this Agreement or the Equity Commitment Letter or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

Section 8.14 Further Assurances. From the date hereof until the Closing, without further consideration, the Company and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or
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advisable to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to Closing:
(a) by mutual written consent of the Company and Purchaser;
(b) by either the Company or Purchaser, at any time on or after 11:59 p.m., Eastern time on January 14, 2023 (the “Termination Date”), unless the Closing has occurred prior to such time; it being understood that the right to terminate this Agreement pursuant to this Section 9.1(b) will not be available to any party to this Agreement whose action or failure to act (which action or failure to act constitutes a breach by such party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the transactions set forth in Article V prior to the Termination Date or (B) the failure of the Closing to have occurred prior to the Termination Date; provided, that if the conditions set forth in Section 5.1(e) and/or Section 5.1(f) shall not have been satisfied but all other conditions in Sections 5.1 and 5.2 shall have been satisfied or waived (other than those that by their terms are to be satisfied at the Closing) or would be satisfied if the Closing were to occur on such date), the Termination Date may be extended by the Company by written notice to Purchaser to a date not beyond April 14, 2023.

(c) by either the Company or Purchaser, if any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable;

(d) by notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 5.2(a) or Section 5.2(b) would not be satisfied and, if capable of being cured, which have not been cured by the Purchaser thirty (30) days (or such shorter period of time as remains prior to the Termination Date) after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or

(e) by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or
42

agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or Section 5.1(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company within thirty (30) days (or such shorter period of time as remains prior to the Termination Date) after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder.

Section 9.2 Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 9.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud or intentional or willful breach of this Agreement; provided that, notwithstanding any other provision set forth in this Agreement, neither the Purchaser, on the one hand, nor the Company, on the other hand, shall have any such liability in excess of the Purchase Price. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 4.2 (Confidentiality), Sections 8.1 to 8.3 (Counterparts, Governing Law, Entire Agreement), Section 8.4 (Expenses) and Sections 8.5 through 8.13 (Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretations; Absence of Presumption, Severability, Specific Performance and Public Announcement, Non-Recourse) shall survive the termination of this Agreement.
(Signature page follows)
43

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
Name: John T. McDonald
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ULYSSES AGGREGATOR, LP

By:	ULYSSES AGGREGATOR GP, LLC, its
General Partner

By:	/s/ David Chung
Name: David Chung
Title: President

[Signature Page to Securities Purchase Agreement]

EXHIBIT A
DEFINED TERMS
1.    The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (a) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (b) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (c) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.

“Antitakeover Provisions” means the provisions of any stockholder rights plan or agreement, “poison pill” or substantially similar anti-takeover agreement or any “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar anti-takeover provision under the Certificate of Incorporation, the Bylaws, or applicable law (including Section 203 of the General Corporation Law of the State of Delaware).

“Antitrust Laws” means the HSR Act and any applicable international, multilateral, multinational, national, federal or state law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, through merger, acquisition or otherwise.

“Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, the Stock Plans and any retirement, pension, profit sharing, deferred compensation, equity or equity-based, bonus, incentive, severance, employment, individual consulting, termination, retention, change in control, health, welfare, vacation, paid time off, fringe benefit and each other benefit or compensation plan, policy, program, agreement, contract or arrangement, whether written or oral, qualified or nonqualified, funded or underfunded, that are maintained, sponsored, contributed to or required to be contributed to by the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries have any current or contingent liability or obligation, including as a consequence of at any time being considered a single employer under Section 414 of the Code.
“Board of Directors” means the Company’s board of directors.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, adopted as of February 3, 2022, as the same may be further amended or restated.
“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as the same has been and may be further amended or restated.

“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” means information regarding the Company or its Subsidiaries furnished by or on behalf of the Company, directly or indirectly, to the Purchaser or its Representatives, together with all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives which contain or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of the Purchaser’s or its Affiliates’ disclosure in violation of this Agreement, (b) become available to the Purchaser or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) was already in the Purchaser’s or its Affiliate’s possession prior to the date of this Agreement or (d) are independently developed by the Purchaser Parties or their respective Affiliates or Representatives without reference to the Confidential Information.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“Credit Agreement” means the credit agreement dated August 6, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain First Incremental Assumption Agreement, dated as of November 26, 2019 (the “First Incremental Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time.
“Default Event” means any “Default” or “Event of Default” (in each case, as defined in and under the Credit Agreement (as in effect on the date hereof)).
“Environmental Permit” means any permit, license, order, certificate, approval or other authorization under any applicable Requirements of Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Export and Import Controls” means all laws, regulations, and restrictive measures relating to the import, export, re-export, or transfer of information, data, goods, and technology (including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and customs and import laws administered by U.S. Customs and Border Protection).
“Fraud” means actual, intentional common law fraud in Delaware, with respect to the making of the representations and warranties in this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States.
“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator or arbitral body (public or private), administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).
“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” or as a “pollutant” or “contaminant” or words of similar meaning by, or for which liability or standards of conduct may be imposed under, any applicable Requirements of Environmental Law, including petroleum and any fraction thereof, asbestos or asbestos containing material, per- and polyfluoroalkyl substances, polychlorinated biphenyls, lead, toxic mold, noise, odor and any biomedical or radioactive materials and waste.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means all intellectual property and proprietary rights in any jurisdiction throughout the world, including (i) patents, trade secrets, know-how, inventions, algorithms, methods and processes; (ii) copyrights and works of authorship; (iii) trademarks, service marks, trade names, trade dress, logos, domain names, social and mobile media identifiers and other source indicators and all associated goodwill; and (iv) all registrations, applications, renewals, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts and equivalents of the foregoing.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Knowledge” means, with respect to the Company, the actual knowledge of the following individuals: Jack McDonald, Michael D. Hill, and Kin Gill, in each case after reasonable inquiry.
“Labor Agreement” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.
“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, title defect, encumbrance, covenant, condition, restriction, charge, right of first refusal, right of first offer, purchase option, easement, security interest, lease, deed of trust, right-of-way, encroachment, defect of title, occupancy right, community property interest or other similar restriction or encumbrance of any kind, including any restriction on the use, voting, transfer or other exercise of any attributes of ownership.
“Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (x) the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole) or results of operations of the Company and its Subsidiaries (taken as a whole), or (y) the ability of the Company to perform its obligations or consummate the transactions contemplated hereby, but, in the case of clause (x), shall exclude any prospects and shall also exclude any event, change, development, circumstance, condition, state of facts or occurrence to the extent resulting or arising from: (a) any change or prospective change in any applicable law or GAAP or interpretation thereof; (b) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate or affecting the United States of America or any foreign economies in general; (c) any change made by any Governmental Entity that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate; (d) the announcement of this Agreement or the consummation of the transactions contemplated hereby; (e) any action that is consented to or requested by the Purchaser in writing; (f) any action expressly required by, or the failure to take any action expressly prohibited by this Agreement; (g) any national or international political or social conditions, including the conflict between Russia and Ukraine (or the worsening thereof), the engagement by the United States of America or any foreign government in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America or any foreign government or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America or any foreign government; (h) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, or any other damage to or destruction of assets caused by casualty; (i) any epidemic, pandemic, disease outbreak (including, for the avoidance of doubt, COVID-19) or other health crisis or public health event, or the worsening thereof; and (j) any failure of the Company and its Subsidiaries to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period; provided, that the underlying causes of such failure (subject to the other provisions of this definition of “Material Adverse Effect”) shall not be excluded; provided, however, that in the case of each of clauses (a), (b), (c), (g), (h) and (i) of the foregoing, any such event, change, circumstance or occurrence shall not be excluded to the extent that it has or would reasonably be expected to have a disproportionate adverse effect on the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole), or results of operations of the Company and its Subsidiaries (taken as a whole) relative to other companies operating in the same industry in which the Company and its Subsidiaries operates.

“NASDAQ” means the NASDAQ Global Market.

“Permitted Liens” means (i) Liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics’, materialmens’, carriers’, workers’, warehousemens’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the leased real property and which are not violated by the current use or occupancy of such leased real property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased real property and which are not violated by the current use or occupancy of such leased real property; (v) public roads and highways; (vi) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (vii) Liens arising in connection with sales of foreign receivables; (viii) Liens on goods in transit incurred pursuant to documentary letters of credit; (ix) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (x) Liens arising under the Credit Agreement as in effect on the date hereof.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or other agency or political subdivision thereof.

“Privacy Requirement” means, collectively, all of the following, to the extent relating to the Processing of any personal information, or other sensitive, or confidential information or data (whether in electronic or any other form or medium) or otherwise relating to data privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries, to the conduct of the business of the Company or any of its Subsidiaries, or to any of the Software and Systems: (i) the Company's or any of its Subsidiaries' own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable laws, (iii) binding industry standards, and (iv) contracts and agreements into which the Company or any of its Subsidiaries has entered or by which it is otherwise bound.

“Process” means, with respect to any data or information, any operation or set of operation performed on such System, data, or information, whether or not by automated means, including collection, use, storage, securing, alteration, modification, disclosure, transmission, or destruction.

“Qualifying Loan” means any total return swap, margin loan, pledge or bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Purchaser in the form attached to the Agreement as Exhibit C, as it may be amended or modified in accordance with the terms thereof.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.
“Restricted Securities” means Purchased Shares or Conversion Shares required to bear the legend set forth in Section 4.1(a) under the applicable provisions of the Securities Act.

“Requirements of Environmental Law” means all laws (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act (regarding exposure to Hazardous Substances) and any state analogues of any of the foregoing), common law, statutes, ordinances, codes, rules, regulations, orders, judgements, decrees or similar requirements of any Governmental Entity which relate to (a) pollution, protection or clean-up of the environment, including air, surface water, ground water, land or any other environmental media; (b) solid, gaseous or liquid waste or the generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation of Hazardous Substances; (c) exposure of Persons or property to Hazardous Substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.

“Sanctioned Country” means any of the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Venezuela, and Syria.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, or the United Nations, including (a) any Person identified in any list of sanctioned person maintained by (i) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (b) any Person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country; and (c) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (a) or (b).

“Sanctions Laws” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury, or (e) other similar governmental bodies from time to time.
“SEC” means the Securities and Exchange Commission.
“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed or furnished, as applicable, by the Company with the SEC.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Director” has the meaning set forth in the Certificate of Designation.
“Series A Observer” has the meaning set forth in the Certificate of Designation.

“Software and Systems” means all of the following used by or for, or otherwise relied on by the Company and its Subsidiaries: computers, hardware, software, systems, networks, websites, databases, applications and other information technology assets and equipment.

“Stock Plans” means the Upland Software, Inc. 2014 Equity Incentive Plan, the Amended and Restated Upland Software, Inc. 2010 Stock Plan, and all other equity-based compensation plans and agreements maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees, directors, officers or other service providers.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
“Tax” and “Taxes” means all federal, state, local and foreign taxes of any kind whatsoever (including income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.
“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any Lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designation, (ii) the redemption, repurchase or other acquisition of Common Stock or Series A Preferred Stock by the Company, or (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in a Purchaser Party (or any direct or indirect parent entity of such Purchaser Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). The term “Transferred” shall have a correlative meaning.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code, as amended.

2.    The following terms are defined in the Sections of the Agreement indicated:
INDEX OF TERMS

Term	Section

Agreement	Preamble
Antitrust Approval	4.4(a)
Applicable Matters	8.2(b)
Balance Sheet Date	2.7
Capitalization Date	2.2
Certificate of Designation	1.1
Chosen Court	8.2(b)
Chosen Courts	8.2(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Purchaser Indemnitees	7.3
Company Intellectual Property	2.17
Confidentiality Agreement	4.2(b)
Contract	2.2(a)
Contract Parties	8.13
Conversion Shares	2.4(c)
Equity Commitment Letter	3.7
Equity Financing	3.7
Equity Financing Commitment	3.7
Excluded Sponsor Parties	4.11(a)
Financial Statements	2.7
Identified Person	4.13
Indemnified Party	7.4
Indemnifying Party	7.4
IRS	4.6(g)
Issuer Agreements	4.14
Law	2.12
Material Contract	2.11
New Security	6.1
Non-Employee Director	4.13
Preemptive Rights Portion	6.2
Preemptive Securities	6.1
Preferred Stock	2.4(a)
Proceeding	2.10
Purchase Price	1.1
Purchased Shares	1.1
Purchaser	Preamble
Purchaser Indemnitees	7.2

Term	Section
Securities Act	4.1(a)
Series A Preferred Stock	Preamble
Sponsor	4.11(a)
Sponsor Group	4.11(a)
Termination Date	9.1(b)
Third-Party Claim	7.4
USRPHC	4.6(a)
WARN Act	2.15(b)

Exhibit B

Form of Certificate of Designation

CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
UPLAND SOFTWARE, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)
Upland Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware:
“NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

TABLE OF CONTENTS

		Page
Section 1.	Designation; Par Value; Number of Authorized Shares	1

(a)	Designation; Par Value	1
(b)	Number of Authorized Shares	1

Section 2.	Definitions	1

Section 3.	Rules of Construction	11

Section 4.	Records; Registration	12

(a)	Form, Dating and Denominations	12
(b)	Execution, Countersignature and Delivery	13
(c)	Method of Payment; Delay When Payment Date is Not a Business Day	14
(d)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	15
(e)	Legends	15
(f)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	17
(g)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	19
(h)	Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock	20
(i)	Replacement Certificates	20
(j)	Registered Holders	20
(k)	Cancellation	20
(l)	Shares Held by the Corporation or its Subsidiaries	21
(m)	Outstanding Shares	21
(n)	Notations and Exchanges	22

Section 5.	Ranking	22

Section 6.	Dividends	22

(a)	Regular Dividends	22
(b)	Calculation of Dividends	23
(c)	Participating Dividends	24
(d)	Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	25

Section 7.	Rights Upon Liquidation, Dissolution Or Winding Up	25

(a)	Generally	25
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	26

i

ii

		Page
(b)	Status of Shares of Common Stock	52

Section 13.	Taxes	52

Section 14.	Term	52
Section 15.	Calculations	52
(a)	Responsibility; Schedule of Calculations	52
(b)	Calculations Aggregated for Each Holder	53

Section 16.	Notices	53

Section 17.	Facts Ascertainable	53

Section 18.	Waiver	53

Section 19.	Severability	53

Section 20.	No Other Rights	53

Exhibits
Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Form of Restricted Stock Legend	B-1
Exhibit C: Form of Global Certificate Legend	C-1

iii

Section 1.Designation; Par Value; Number of Authorized Shares.
(a)Designation; Par Value. The shares of such series shall be designated as the “Series A Convertible Preferred Stock” par value $0.0001 per share, of the Corporation (the “Convertible Preferred Stock”).

(b)Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one hundred and fifteen thousand (115,000); provided, however, that, by resolution of the Board of Directors, or any duly authorized committee thereof, the total number of authorized shares of Convertible Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) in accordance with the General Corporation Law of the State of Delaware. The Corporation shall not have the authority to issue fractional shares of Convertible Preferred Stock.

Section 2.Definitions.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Corporation and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as such term is defined in the Purchase Agreement) shall not be deemed to be Affiliates of any Purchaser Party, the Corporation or any of the Corporation’s Subsidiaries.
“Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the Fundamental Change Repurchase Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Corporation in good faith)) most nearly equal to the period from the Fundamental Change Repurchase Date to the First Call Date; provided, however, that if the period from the Fundamental Change Repurchase Date to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the Fundamental Change Repurchase Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Average Price” means, in respect of shares of Common Stock or any other securities, as of any date or relevant period (as applicable): (i) the volume weighted average price for such security on the NASDAQ Global Market for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the Board of Directors determines in its discretion that the NASDAQ Global Market is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or relevant period on any of the foregoing bases, the Average Price of that security on such date or relevant period shall be the fair market value as mutually determined by the Corporation and the holders of at least a majority in voting power of the then outstanding shares of Convertible Preferred Stock (acting reasonably), voting or consenting separately as a single class.
“Bloomberg” means Bloomberg Financial Markets, together with the primary successor to the business of Bloomberg Financial Markets.
“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act with the authority of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Bylaws of the Corporation, as the same may be amended or amended and restated from time to time.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means a Physical Certificate or an Electronic Certificate.
“Certificate of Designation” means this Certificate of Designation, as amended or amended and restated from time to time.
“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as the same has been and may be amended or amended and restated from time to time.
“Close of Business” means 5:00 p.m., New York City time.
“Common Stock” means the common stock, $0.0001 par value per share, of the Corporation.
“Common Stock Change Event” has the meaning set forth in Section 11(g)(i).
“Common Stock Participating Dividend” has the meaning set forth in Section 6(c)(i).

“Corporation” means Upland Software, Inc., a Delaware corporation, as such name may be changed from time to time in accordance with the General Corporation Law of the State of Delaware.

“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(f)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Agent” has the meaning set forth in Section 4(d)(i).
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11.
“Conversion Price” initially means $17.50 per share of Common Stock; provided, however, that aforesaid initial Conversion Price is subject to adjustment pursuant to Sections 11(d) and 11(e). Each reference in this Certificate of Designation to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Convertible Preferred Stock” has the meaning set forth in Section 1(a).
“Credit Agreement” means that certain credit agreement dated August 6, 2019, by and among the Corporation, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain First Incremental Assumption Agreement, dated as of November 26, 2019.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UPLD <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Corporation selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Dividend” means any Regular Dividend or Participating Dividend.
“Dividend Junior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.

“Dividend Senior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Corporation’s Subsidiaries.

“DTC” means The Depositary Trust Company or its nominee or any successor appointed by the Corporation.
“Electronic Certificate” means, if the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning set forth in Section 11(d)(i)(2).
“Expiration Time” has the meaning set forth in Section 11(d)(i)(2).
“Final Fundamental Change Notice” has the meaning set forth in Section 9(f).
“First Call Date” means the five (5) year anniversary of the Initial Issue Date.

“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:

(a) a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) is or becomes become the direct or indirect “beneficial owner” (as defined below)

of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Corporation’s Common Stock; or
(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person, other than one of the Corporation’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b).
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 9(c), for the repurchase of any Convertible Preferred Stock by the Corporation pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 9(g)(i) and Section 9(g)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Corporation to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 9(d).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 9(a).
“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit C.
“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.
“Initial Director” shall have the meaning set forth in Section 10(b)(i).
“Initial Issue Date” means the Closing Date under the Purchase Agreement.
“Initial Fundamental Change Notice” has the meaning set forth in Section 9(e).

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.
“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of: (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(f)) upon conversion of all shares of Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects.
“Liquidation Junior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.
“Liquidation Parity Stock” means any class or series of the Corporation’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.
“Liquidation Preference” means, with respect to any share of Convertible Preferred Stock, an amount equal to (i) the Initial Liquidation Preference per share of Convertible Preferred Stock, plus (ii) any accumulated and unpaid dividends (including Regular Dividends and Participating Dividends) on such share of Convertible Preferred Stock to, but excluding, the date of payment of such amount (including any Liquidation Preference Dividends).
“Liquidation Preference Dividend” has the meaning set forth in Section 6(a)(i).

“Liquidation Senior Stock” means any class or series of the Corporation’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Corporation’s Subsidiaries.

“Majority Holders” means the Holders holding at least a majority of the outstanding voting power of the Convertible Preferred Stock.
“Make-Whole Amount” means, with respect to any redemption of any share of Convertible Preferred Stock as of any Fundamental Change Repurchase Date in connection with a Fundamental Change Repurchase Right prior to the First Call Date, an amount equal to (a) the present value (calculated as provided below) as of such Fundamental Change Repurchase Date of the sum of (i) the remaining Regular Dividends that would accrue on such shares of Convertible Preferred Stock (assuming such Regular Dividends were paid in cash) being redeemed from the Fundamental Change Repurchase Date to the First Call Date (including, for the avoidance of doubt, any Regular Dividends that would accrue from the Regular Dividend Payment Date immediately prior to the First Call Date through the First Call Date), plus (ii) the Redemption Price of such shares of Convertible Preferred Stock being redeemed, assuming that, for purposes of calculating clauses (i) and (ii), that such share of Convertible Preferred Stock were to remain outstanding through the First Call Date, and then be redeemed on the First Call Date at such Fundamental Change Redemption Price described above, and with the present value of such sum being computed using an annual discount rate (applied quarterly) equal to the Applicable Treasury Rate at such Fundamental Change Repurchase Date, less (b) the Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change, in each case, as calculated by the Corporation or on behalf of the Corporation by such Person as the Board shall designate.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“National Securities Exchange” means The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).
“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Corporation has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Corporation.
“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” has the meaning set forth in Section 11(a).

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 11(b)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.

“Participating Dividend” has the meaning set forth in Section 6(c)(i).

“Paying Agent” has the meaning set forth in Section 4(d)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designation.
“Physical Certificate” means, if the Board of Directors has not provided by resolution that the Convertible Preferred Stock shall be uncertificated, any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Corporation and countersigned by the Transfer Agent.
“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 14, 2022, by and between the Corporation and the Purchaser (as defined therein), as the same may be amended or amended and restated from time to time.
“Purchaser Parties” has the meaning set forth in the Purchase Agreement.
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by applicable law, applicable provision of the Certificate of Incorporation or Bylaws, resolution of the the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” has the meaning set forth in Section 8(a).
“Redemption Date” means the date fixed, pursuant to Section 8(c), for the settlement of the redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.
“Redemption Notice” has the meaning set forth in Section 8(e).
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Corporation sends the Redemption Notice for such Redemption pursuant to Section 8(e).

“Redemption Price” means the consideration payable by the Corporation to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 8(d).

“Reference Property” has the meaning set forth in Section 11(g)(i).
“Reference Property Unit” has the meaning set forth in Section 11(g)(i).
“Register” has the meaning set forth in Section 4(d)(ii).
“Registrar” has the meaning set forth in Section 4(d)(i).
“Requisite Stockholder Approval” means the stockholder approvals contemplated by NASDAQ Listing Standard Rules 5635(a), (b) and (d), as applicable, with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule.

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first of the foregoing dates occurring after the Initial Issue Date.
“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date, or, if such day is not a Business Day, the first Business Day following such day.
“Regular Dividend Rate” means (i) until but excluding the seven (7) year anniversary of the Initial Issue Date, four and one-half percent (4.5%) per annum and (ii) on and after the seven (7) year anniversary of the Initial Issue Date, seven percent (7%) per annum, in each case, as may be increased pursuant to Section 6(b).
“Regular Dividend Record Date” means the Close of Business on either: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st, or, if such day is not a Business Day, the first Business Day following such day.
“Regular Dividends” has the meaning set forth in Section 6(a)(i).
“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Corporation pursuant to Section 9.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Stock or Conversion Share.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.
“Stock Dividend Notice” has the meaning set forth in Section 6(a)(i).
“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability Corporation are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 11(g)(iii).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(d)(i)(5).
“Trading Day” means any day on which: (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Broadridge Shareholder Services or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); or

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Corporation and that has not been an Affiliate of the Corporation during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Corporation has received such certificates or other documentation or evidence as the Corporation may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Corporation.
“VWAP Market Disruption Event” means, with respect to any date: (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which: (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 3.Rules of Construction. For purposes of this Certificate of Designation:
(a) “or” is not exclusive;
(b) “including” means “including without limitation”;
(c) “will” expresses a command;
(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision of this Certificate of Designation, unless the context requires otherwise;
(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i) the exhibits, schedules and other attachments to this Certificate of Designation are deemed to form part of this Certificate of Designation.
Section 4.Records; Registration.
(a)Form, Dating and Denominations.
(i) Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will: (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 4(e) or by any provision of the Bylaws or agreement to which the Holder of such Certificate is a party or is otherwise bound and may bear notations, legends or endorsements required by the General Corporation Law of the State of Delaware, any other applicable law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Transfer Agent.

(ii) Electronic Certificates; Physical Certificates. Provided that the Board of Directors has provided by resolution that the Convertible Preferred Stock shall be uncertificated, the Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 4(f).

(iii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designation: (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designation to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Corporation, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Corporation and countersigned by the Transfer Agent.

(iv) Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designation, each reference in this Certificate of Designation to the delivery of, or payment on, any such Convertible

Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi) Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.

(vii) Book-Entry Form. Shares of Convertible Preferred Stock may be issued (or reissued) in the form of one or more global certificates (“Global Preferred Shares”) to be deposited on behalf of one or more Holders thereof with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or its nominee. Each Global Preferred Share will bear the Global Certificate Legend. The number of outstanding shares of Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC to reflect such changes as provided for herein. Members of, or participants in, DTC shall have no powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, with respect to the shares of Convertible Preferred Stock evidenced by any Global Preferred Shares held on their behalf by DTC or any custodian of DTC or under such Global Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the record and absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

(b) Execution, Countersignature and Delivery.

(i) Due Execution by the Corporation. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Corporation by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Corporation.

(ii) Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.

(c) Method of Payment; Delay When Payment Date is Not a Business Day.
(i) Method of Payment.

(1)Electronic Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.
(2)Physical Certificates. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due with respect to any outstanding shares of Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:
(A) if the aggregate Liquidation Preference of the outstanding shares of Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Corporation may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B) in all other cases, by check mailed to the address of such Holder set forth in the Register.
To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any outstanding share of Convertible Preferred Stock as provided in this Certificate of Designation is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designation, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by applicable law or executive order to close or be closed will be deemed not to be a “Business Day.”

(d) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i) Generally. The Corporation designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for: (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any shares of Convertible Preferred Stock are outstanding, the Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii) Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes to the fullest extent permitted by applicable law. The Register will be in written form or kept on, or by means of, or in the form of, any information storage device, method or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation will promptly provide a copy of the Register to any Holder upon its written demand.

(iii) Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Registrar, Paying Agent or Conversion Agent.

(iv) If the Corporation or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then: (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designation to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated , or to the segregation of such cash or other property, respectively.

(e) Legends.
(i) Restricted Stock Legend.
(1)Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 4(e)(i)(2)), including pursuant to Sections

4(g) or 4(i), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Optional Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Optional Conversion Date, as applicable.

(ii) Other Legends. The Certificate evidencing any outstanding shares of Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designation, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Corporation to be appropriate.
(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 4(e) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv) Legends on Conversion Shares.
(1) Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2) Notwithstanding anything to the contrary in Section 4(e)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 4(e)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided, however, that the Corporation takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(f) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i) Provisions Applicable to All Transfers and Exchanges.
(1)Generally. Subject to this Section 4(f), any outstanding share of Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Corporation will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Corporation and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 4(g) or Section 4(n) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Corporation; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 11 shall be paid and borne as provided in Section 13).
(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designation, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(4) Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 4(e).
(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Convertible Preferred Stock, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(6) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designation, as used in this Section 4(f), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii) Transfers and Exchanges of Convertible Preferred Stock.

(1)Subject to this Section 4(f), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Corporation, the Transfer Agent or the Registrar.

(2)Upon the satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(f)(ii)(2)):
(A) such old Certificate will be promptly cancelled pursuant to Section 4(k);
(B) if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e);

(C) in the case of a transfer to a transferee, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 4(e); and

(D) in the case of an exchange, the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 4(e).
(iii) Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designation, the Corporation, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been surrendered for conversion.

(g) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.
(i) Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 4(g)(i)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Corporation will cause such Physical Certificate to be exchanged, pursuant and subject to Section 4(f), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designation; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 4(m).

(ii) Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 4(g)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 4(g)(ii)) are to be converted pursuant to Section 11 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 4(m) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 4(k); and (2) in the case of a partial conversion or repurchase, the Corporation will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(b), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 4(e).
(h) Status of Converted, Redeemed or Repurchased Shares of Convertible Preferred Stock. If any share of Convertible Preferred Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Convertible Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Convertible Preferred Stock. Any share of Convertible Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the General Corporation Law of the State of Delaware.

(i) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, stolen, destroyed or wrongfully taken, then the Corporation will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Corporation or the Transfer Agent of such mutilated Certificate, or upon delivery to the Corporation or the Transfer Agent of evidence of such loss, taking, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Corporation. In the case of a lost, stolen, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Corporation and the Transfer Agent may require the Holder or such Holder’s representative to provide the Corporation such security or indemnity that is reasonably satisfactory to the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 4(i) will, upon such replacement, be deemed to be evidence of outstanding share(s) of Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designation equally and ratably with all other shares of Convertible Preferred Stock then outstanding.

(j) Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have such powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, as set forth in this Certificate of Designation as the owner of such share of Convertible Preferred Stock.

(k) Cancellation. The Corporation may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Corporation will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(l) Shares Held by the Corporation or its Subsidiaries. Without limiting the generality of Section 4(g) and Section 4(m), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding.

(m) Outstanding Shares.
(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register, excluding those shares of Convertible Preferred Stock that have theretofore been: (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 4(k); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or upon their redemption pursuant to a Redemption in accordance with this Certificate of Designation; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 4(m).
(ii) Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 4(i), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Corporation receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii) Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price): (1) the shares of Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(c)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 6(d)).
(iv) Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price): (1) the shares of Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 9 (and, if applicable, declared Dividends as provided in Section 6(d)).

(v) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Optional Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 11 upon such conversion): (1) such shares of Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 6(d)); and (2) the rights of the Holders of such shares of Convertible Preferred Stock, as such, will terminate with respect to such

Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11 (and, if applicable, declared Dividends as provided in Section 6(d)).
(n) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any valid amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designation changes the powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock, then the Corporation may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Corporation on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Corporation may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 4(a), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 4(n) will not impair or affect the validity of such amendment, supplement or waiver.
Section 5.Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.
Section 6.Dividends.
(a)Regular Dividends.
(i) Generally. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 6(a)(ii)), regardless of whether or not declared or assets are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Regular Dividends will accrue quarterly in arrears on each Regular Dividend Payment Date with respect to the Convertible Preferred Stock to the Holders as of the immediately preceding Regular Dividend Record Date and such Regular Dividends shall accrue regardless of whether they have been declared. In the Corporation’s sole discretion (i) such Regular Dividends may be paid in cash, when, as and if declared by the Board of Directors or (ii) if any Regular Dividends are not paid in cash (regardless of whether or not declared), the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, which addition will occur automatically, without the need of any action on the part of the Corporation or any other Person (such an increase in the Liquidation Preference, a

“Liquidation Preference Dividend”); provided, that the Corporation shall not be required to pay any Regular Dividends in cash pursuant to clause (i) above (and if the Corporation does not pay Regular Dividends in cash pursuant to clause (i) above for any applicable period, the Corporation shall instead pay a Liquidation Preference Dividend pursuant to clause (ii) above with respect to such period, subject to Section 6(b) below) unless and until (x) (A) all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) have been paid and satisfied in full and (B) all commitments under the Credit Agreement (as amended, restated or otherwise modified) have been terminated or (y) the Credit Agreement (as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time) as in effect at the time of any applicable payment of Regular Dividends in cash would not prohibit the payment of such Regular Dividends in cash. For the avoidance of doubt, the Corporation may elect to pay any Regular Dividend as a Cash Dividend, a Liquidation Preference Dividend or any combination of the two. Dividends on the Convertible Preferred Stock will accumulate daily in arrears from, and including, the last date on which Dividends have been accrued or paid (or, if no Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(ii) Computation of Regular Dividends. Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).

(b) Calculation of Dividends.
(i) Notwithstanding anything to the contrary in the foregoing, unless and until the Requisite Stockholder Approval is obtained, if upon any Regular Dividend Payment Date, the Liquidation Preference Dividend or any portion thereof would result in the number of shares of Common Stock into which the outstanding Series A Preferred Stock could be converted to contravene the Issuance Limitation, then the Corporation must make each dividend payment or any portion thereof on the Convertible Preferred Stock on each such Regular Dividend Payment Date in cash except to the extent prohibited by applicable Delaware law (and any such accrued and unpaid Regular Dividends resulting in conversion in contravention of the Issuance Limitation prior to any such Regular Dividend Payment Date must be paid in cash upon any conversion of the Convertible Preferred Stock in accordance with Section 11 rather than converting into shares of Common Stock); provided that, if the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) as in effect at the time of any applicable payment of Regular Dividends in cash would prohibit the payment of such Regular Dividends in cash, the Corporation shall promptly use commercially reasonable efforts to either (x) seek an amendment, restatement or other modification of the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) which would permit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation Preference Dividends would not cause the Issuance Limitation to be contravened or (y) refinance or replace the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) with replacement indebtedness which would not prohibit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation Preference Dividends would not cause the Issuance Limitation to be contravened (both at the time of incurrence of such indebtedness and in any future period). If the Corporation fails to pay in cash in the circumstances contemplated by the preceding sentence, then any Regular Dividends otherwise payable on such Dividend Payment Date (or upon conversion of the Convertible Preferred Stock for any accrued and unpaid Regular Dividends prior to any such Regular Dividend Payment Date in the circumstances contemplated in the preceding sentence) shall continue to accrue and accumulate at a rate per annum equal to the Regular Dividend Rate + 2.0% per annum, for the period from and including the first Regular Dividend Payment Date (or upon conversion for any accrued and unpaid Regular Dividends prior to any such Regular Dividend Payment Date in the circumstances contemplated in the preceding sentence) upon which the Corporation fails to pay in cash through but not including the last day upon which the Corporation pays in cash all such accrued and accumulated Regular Dividends that are payable only in cash pursuant to the preceding sentence.

(c) Participating Dividends.

(i) Generally. Subject to the rights of the holders of any Dividend Senior Stock, on parity with the holders of any Dividend Parity Stock and subject to Section 6(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock (an “Extraordinary Dividend”) unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that: (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to Section 11(f)) in respect of one (1) share of Convertible Preferred Stock if such share of Convertible Preferred Stock was converted as of an Optional Conversion Date occurring immediately prior to such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii) Common Stock Change Events. Section 6(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid on the Convertible Preferred Stock in respect of a Common Stock Change Event, as to which Section 11(g) will apply.

(d) Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Optional Conversion Date with respect to any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Dividend on such share.

Section 7.Rights Upon Liquidation, Dissolution Or Winding Up.

(a) Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock and on parity with the holders of any outstanding Liquidation Parity Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:
(i) the Liquidation Preference; and
(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion pursuant to Section 11 assuming the Optional Conversion Date of such conversion occurs on the date of such payment, without regard to any of the limitations on convertibility contained in Section 11(f).
Upon payment of such amount in full on the outstanding Convertible Preferred Stock pursuant to the foregoing provisions of this Section 7(a), Holders will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 7(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 8.Right of the Corporation To Redeem the Convertible Preferred Stock.

(a) Right to Redeem On or After the Seven Year Anniversary. Subject to the terms of this Section 8, the Corporation has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 11 prior to such redemption, all or any of the Convertible Preferred Stock, at any time, on a Redemption Date on or after the seven (7) year anniversary of the Initial Issue Date, for a cash purchase price equal to the Redemption Price (such redemption, together with the redemption referenced in this Section 8(a), the “Redemptions” and each, a “Redemption”).
(b) Redemption Prohibited in Certain Circumstances. The Corporation will not elect a Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 8 unless the Corporation has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption.
(c)Redemption Date. The Redemption Date for any Redemption will be a Business Day chosen by the Board of Directors that is no more than twenty (20), nor less than ten (10), calendar days after the Redemption Notice Date for such Redemption.
(d)Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the product of (x) the Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption, and (y) 105% plus all accrued and unpaid dividends to, but excluding, the Redemption Date.
(e)Redemption Notice. To elect the Redemption of any share of Convertible Preferred Stock, the Corporation must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:
(i) that such share has been called for Redemption under this Certificate of Designation;
(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per share of Convertible Preferred Stock;
(iv) if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(d);
(v) the name and address of the Transfer Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender the Physical Certificate evidencing such share (if a Physical Certificate has been issued in respect of such share) to the Transfer Agent or Conversion Agent;
(vi) that the share of Convertible Preferred Stock called for Redemption may be converted pursuant to Section 11, at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full); and
(vii) the Conversion Price in effect on the Redemption Notice Date for such Redemption.
(f)Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 9.Right of Holders To Require the Corporation To Repurchase Convertible Preferred Stock Upon a Fundamental Change.

(a) Fundamental Change Repurchase Right. Subject to the other terms of this Section 9, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert (which conversion shall be mandatory and binding on the Corporation) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock pursuant to Section 11 at the then-current Conversion Price or (ii) require the Corporation to repurchase (which repurchase shall be mandatory and binding on the Corporation) (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock that have not been converted pursuant to the foregoing clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change, out of funds legally available therefor, for a cash purchase price equal to the Fundamental Change Repurchase Price.
(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Corporation does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Corporation shall: (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Corporation is able to make such purchase out of funds legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Corporation will pay Dividends on such shares not repurchased at the Regular Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Corporation fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 9 through but not including the latest of the day upon which the Corporation pays the Fundamental Change Repurchase Price in full in accordance with this Section 9. For the avoidance of doubt, the Fundamental Change Repurchase Price shall not be required to be paid unless either (x) (A) all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) have been paid and satisfied in full or (B) all commitments under the Credit Agreement (as amended, restated or otherwise modified) have been terminated, (y) the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) would not prohibit the payment of such Fundamental Change Repurchase Price or (z) the terms of any other applicable agreement evidencing indebtedness incurred for the purposes of refinancing or replacement of the Credit Agreement would not prohibit the payment of such Fundamental Change Repurchase Price; provided, that if the proceeds of any transaction or series of related transactions constituting the Fundamental Change would be sufficient to both (x) repay all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) (or any other indebtedness in effect at such time which prohibits the payment of the Fundamental Change Repurchase Price without the prior repayment in full of such indebtedness (a “Prohibitive Debt Facility”)) and (y) pay all or any portion of the Fundamental Change Repurchase Price, the Company shall be obligated to repay and satisfy all outstanding indebtedness and other obligations of the Corporation and its Subsidiaries under or relating to the Credit Agreement (as amended, restated or otherwise modified) (or any Prohibitive Debt Facility) and terminate all commitments under the Credit Agreement (as amended, restated or otherwise modified) (or any Prohibitive Debt Facility) such that the Corporation shall not be restricted from repaying the Fundamental Change Repurchase Price in whole or in part on the Fundamental Change Repurchase Date. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 9 at a time when the Corporation is restricted or prohibited (contractually or otherwise, including under the Credit Agreement) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to such Holder under this Certificate of Designation, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under this Section 9. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Corporation in good faith believes that it will have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change

Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be on or prior to the date of the effectiveness of the Fundamental Change; provided that if the Fundamental Change has occurred prior to the delivery of the Initial Fundamental Change Notice, then the Fundamental Change Repurchase Date shall be such date that is as prompt as practicable, but in any event, no later than ten (10) Business Days after the delivery of the Final Fundamental Change Notice.

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the sum of (x) the product of (A) the Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change, and (B) 105%, plus (y) the Make-Whole Amount of such share as of such Fundamental Change Repurchase Date and (ii) the amount that such Holders would have received had such Holders, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock in connection with an Optional Conversion pursuant to Section 11, without regard to any of the limitations on convertibility contained in Section 11(f).

(e) Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Fundamental Change (or, if the Corporation discovers that a Fundamental Change may occur less than twenty (20) Business Days prior to the anticipated effective date of such Fundamental Date, promptly after such discovery by the Corporation), a written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Corporation anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred or is anticipated to occur in less than ten (10) Business Days after the provision of the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Corporation in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 9(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f) Final Fundamental Change Notice. If a Holder elects to exercise its Fundamental Change Repurchase Right pursuant to Section 9(a)(ii), on the effective date of a Fundamental Change, the Corporation will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). Such Final Fundamental Change Notice must state:
(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Corporation to repurchase its Convertible Preferred Stock pursuant to this Section 9;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;
(v) the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;

(vi) if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 6(c);

(vii) the name and address of the Transfer Agent and the Conversion Agent;
(viii) the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;

(ix) that Convertible Preferred Stock may be converted pursuant to Section 11 at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Corporation fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Corporation pays such Fundamental Change Repurchase Price in full);

(x) that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(xi) that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designation.

(g) Procedures to Exercise the Fundamental Change Repurchase Right.
(i) Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by applicable law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and
(2)such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).
(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:
(1) if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and
(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).
(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2) the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and
(3) the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.
If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.
(h) Payment of the Fundamental Change Repurchase Price. Subject to Section 9(b), the Corporation will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date (x) the Physical Certificate evidencing such share is delivered to the Paying Agent).
(i) Third Party May Conduct Repurchase Offer In Lieu of the Corporation. Notwithstanding anything to the contrary in this Section 9, the Corporation will be deemed to satisfy its obligations under this Section 9 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 9 in a manner that would have satisfied the requirements of this Section 9 if conducted directly by the Corporation.
(j) Fundamental Change Agreements. To the fullest extent permitted by applicable law, the Corporation shall not enter into any agreement for a transaction constituting a Fundamental Change unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 9 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 9 or Section 11, as applicable.

Section 10.Voting Rights.

(a)Right to Vote with Holders of Common Stock on an As-Converted Basis. Except as provided by this Certificate of Designation or applicable law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(c)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date, and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof.
(b)Election of Director.
(i) Generally. At any annual or special meeting (or action by written consent) for the election of directors to the Board of Directors, for so long as the Purchaser Parties and their Affiliates beneficially own (as defined under Section 13 of the Exchange Act) in the aggregate at least 5% of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable in connection with an Optional Conversion of shares of Convertible Preferred Stock pursuant to Section 11 (without regard to any of the limitations on convertibility contained in Section 11(f), the Holders of outstanding shares of Convertible Preferred Stock entitled to vote thereon, voting separately as a single class, shall be entitled to elect by the affirmative vote or written consent of the Majority Holders, one (1) individual to the Board of Directors (such individual, the "Series A Director"), who shall initially be David Chung (the “Initial Director”). A Series A Director may be removed at any time as a director on the Board of Directors (with or without cause) upon, and only upon, the written request of the Majority Holders. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation, or removal of a Series A Director, then the Majority Holders shall have the right to designate an individual to fill such vacancy. In the event that the holders of Convertible Preferred Stock shall fail to designate in writing a representative to fill the vacant Series A Director seat on the Board of Directors, and such Board of Directors seat shall remain vacant until such time as the holders of Convertible Preferred Stock elect an individual to fill such seat in accordance with this Section 10(b), and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted. As promptly as practicable after the Initial Issue Date, the Corporation shall increase the size of the Board of Directors or cause a vacancy to be created on the Board of Directors such that the Series A Director may be appointed.

(ii) Series A Director Class. The Series A Director shall initially serve as a Class II director and be appointed as promptly as practicable following the Initial Issue Date to serve until the annual meeting of stockholders of the Corporation to be held in 2025, and the Corporation shall include, and shall cause the Board of Directors to include, the Series A Director in the slate of nominees recommended to the stockholders of the Corporation for election as a director at any annual or special meeting (or action by written consent) of the stockholders of the Corporation at or by which directors of the Corporation are to be elected, in each case, so long as the ownership conditions set forth in Section 10(b)(i) continue to be met.

(iii) Series A Director Qualification. The holders of the Series A Preferred Stock may only designate a person to be a Series A Director (A) who the holders of the Series A Preferred Stock believe in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (B) who is not prohibited from or disqualified from serving as a director of the Corporation pursuant to any rule or regulation of the SEC, a national securities exchange on which the Common Stock is then listed or applicable Law, (C) is not a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, and (D) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred, and for the avoidance of doubt, it is acknowledged that the Initial Director satisfies all of the foregoing criteria. The Nominating and Governance Committee of the Board shall retain the right to object to the nomination, election or appointment of any Series A Director for service on the Board if the members of the Board reasonably determine in good faith, applying criteria consistent with those applied to other nominees to the Board, after consultation with outside legal counsel, that such Preferred Stock Director fails to meet the criteria set forth above. In the event that the Nominating and Governance Committee Board reasonably object to the nomination, election or appointment of any Preferred Stock Director or an Additional Preferred Stock Director to the Board pursuant to the terms of this Section 6(b), the holders of the Series A Preferred Stock shall have the right to replace such Series A Director with a new Series A Director.

(iv)  Nomination Withdrawal. The Board shall not withdraw any nomination or, subject to the Board’s duties under Delaware law, recommendation required under this Section 6(b), unless the Majority Holders of the Series A Preferred Stock deliver to the Board a written request for such withdrawal or, as applicable (A) the Nominating and Governance Committee of the Board of Directors determines reasonably and in good faith, applying criteria consistent with those applied to other nominees to the Board, after consultation with outside legal counsel, that such Series A Director is prohibited or disqualified from serving as a director of the Corporation under any rule or regulation of the SEC, a national listing exchange on which the Common Stock is listed or by applicable law or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, (B) such Series A Director has admitted or been judicially determined, pursuant to a final, non-appealable decision, to have engaged in (x) acts or omissions constituting a breach of the Series A Director’s duties to the Corporation, (y) acts or omissions that involve intentional misconduct or an intentional violation of law and that are felonies, violations of law involving moral turpitude or are materially adverse to the Corporation or (z) any transaction involving the Corporation from which the Series A Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction where such disclosure is required pursuant to the Charter or Bylaws; provided, however, that, in each case, the holders of the Series A Preferred Stock shall have the right to replace such Series A Director with a new Series A Director.
(v) Board Committees. For so long as the Holders are entitled to elect the Series A Director, (i) if so permitted under the applicable rules and regulations of the Nasdaq Global Market and the SEC, the Nominee shall be entitled to serve on each committee of the Board of Directors and (ii) if the Nominee is not permitted to serve on one or more committees of the Board of Directors under the applicable rules and regulations of the Nasdaq Global Market, the Nominee shall be entitled to designate one (1) non-voting observer to any such committee(s) of the Board of Directors.
(vi) Board Observer. In addition to the other rights set forth in this Section 10(b), for so long as the Purchaser Parties and their Affiliates own in the aggregate at least 10% of the shares of Convertible Preferred Stock outstanding as of the Initial Issue Date (and for this purpose, the shares of Common Stock held by the Purchaser Parties and their Affiliates shall be deemed to be such number of shares of Convertible Preferred Stock that the Purchaser Parties and their Affiliates would need to convert pursuant to Section 11 to receive the total number of shares of Common Stock held by the Purchaser Parties and their Affiliates, and in each case, as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction), the Holders of outstanding shares of Convertible Preferred Stock, voting separately as a single class, shall be entitled to elect by the affirmative vote or written consent of the Majority Holders, one (1) natural person as a non-voting observer to the Board of Directors (such individual, the "Series A Observer").
(vii) Indemnification. The Series A Director shall be entitled to (i) advancement of expenses and indemnification in the same manner and to the same extent as the other non-executive members of the Board of Directors under the Corporation’s organizational documents, the General Corporation Law of the State of Delaware and any indemnification agreements, and (ii) unless waived by the Series A Director, cash and equity compensation in the same manner and to the same extent as other non-executive members of the Board of Directors. Any director minimum ownership requirements shall be deemed satisfied in respect of the Series A Director, by the Purchased Shares, or any Conversion Shares, as applicable, held by the Purchaser Parties or one or more of their respective Affiliates. The Corporation shall be the indemnitor of first resort (i.e., its obligations to the Series A Director are primary and any obligation of the Purchaser or its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Series A Director are secondary).
(viii) Board Policies. The Series A Director shall be subject to all policies of the Board and the Corporation applicable to other non-executive members of Board.

(c) Voting and Consent Rights with Respect to Specified Matters.
(i) Generally. Subject to the other provisions of this Section 10(a), while at least 28,750 shares of Convertible Preferred Stock remains outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, without, the affirmative vote or written consent of the Majority Holders, voting separately as a single class, take any of the following actions:
(1)any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation, this Certificate of Designation or the Bylaws in a manner that adversely affects the rights, preferences and privileges or powers, or otherwise amend the terms, of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 10(c)(ii));
(2)any increase or decrease to the authorized number of shares of Convertible Preferred Stock;
(3)any issuances by the Corporation of shares of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock or other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Convertible Preferred Stock;
(4)create (by reclassification or otherwise) any new class or series of stock of the Corporation having preferences or relative, participating, option, special or other rights senior to or on parity with the Convertible Preferred Stock;
(5)redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation; provided, that this restriction shall not apply to (i) the redemption or repurchase of or the payment of dividends on shares of Convertible Preferred Stock pursuant hereto, (ii) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (iii) to the extent permitted by Section 6.7(a) or 6.7(f) of the Credit Agreement (as in effect on the date hereof), the repurchase of Dividend Junior Stock or Liquidation Parity Stock;
(6)enter into a transaction with an Affiliate of the Corporation or any of its Subsidiaries that is material to the Corporation and its Subsidiaries, taken as a whole;

(7)incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, except for (A) any indebtedness for borrowed money among the Corporation and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Corporation, (B) guarantees by the Corporation of indebtedness for borrowed money of wholly owned Subsidiaries of the Corporation or guarantees by wholly owned Subsidiaries of the Corporation of indebtedness for borrowed money of the Corporation or any of its wholly owned Subsidiaries, which Indebtedness is incurred in compliance with this Section 10(c)(i)(7) or is outstanding on the date hereof, (C) indebtedness incurred pursuant to the Credit Agreement, (D) indebtedness incurred (i) to refinance amounts outstanding under the Credit Agreement or (ii) under any agreement upon the termination thereof to replace the Credit Agreement, provided, that in each case, no such indebtedness shall have terms that are materially less favorable to the Corporation and its Subsidiaries as those set forth in the Credit Agreement (taken as a whole) or (E) other Permitted Indebtedness (as defined in the Credit Agreement);

(8)any action to deregister the Common Stock under Section 12 of the Exchange Act or delist such Common Stock from a National Securities Exchange, other than as a result of a Fundamental Change;
(9)any dissolution, liquidation, bankruptcy or winding up of the Corporation; or
(10)agree, authorize or commit to do any of the foregoing.
In addition, any action that would adversely affect the rights of any Holder of Convertible Preferred Stock in a manner disproportionate to the other Holders of Convertible Preferred Stock shall require the consent of such affected Holder. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Convertible Preferred Stock. For clarification purposes, this provision is intended for the Corporation to treat all Holders as a single class and shall not in any way be construed as such Holders acting in concert or as a group with respect to the purchase, disposition or voting of the Convertible Preferred Stock or otherwise.
(ii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 10(c)(i)(1), the Corporation may amend, modify or repeal any of provision of the Certificate of Incorporation, this Certificate of Designation or the Bylaws without the vote or consent of any Holder to amend or correct the Certificate of Incorporation, this Certificate of Designation or the Bylaws to cure any ambiguity or correct any omission, defect or inconsistency.
(d) Procedures for Voting and Consents.
(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then: (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination by Holders, of directors for election.
(ii) Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will entitle the holder thereof to one (1) vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii) Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary set forth in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the holders of the Convertible Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Convertible Preferred Stock then outstanding were present and voted and shall be delivered to the Corporation by delivery to its registered agent in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the Holders shall, to the extent required by applicable law, be given to those Holders who have not consent and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of Holders to take the action were delivered to the Corporation.

Section 11.Conversion.
(a)Generally. Holders will have the right to convert (each, an “Optional Conversion”) all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designation:
(1)if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 9(g)(i) with respect to any share of Convertible Preferred Stock, then, beginning on the Business Day prior to the consummation of the Fundamental Change, such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice, (B) such notice is withdrawn in accordance with Section 9(g)(iii), or (C) the Corporation fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designation;
(2)no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 11(f); and
(3)shares of Convertible Preferred Stock that are called for Redemption in accordance with Section 8 may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full).

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designation, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(b)Conversion Procedures.
(i) Requirements for Holders to Exercise Optional Conversion Right.
(1)Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must: (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Corporation as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 13.
(2)Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(ii) Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 6(d) notwithstanding such conversion.
(iii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Optional Conversion Date for such conversion.
(c)Settlement upon Conversion.
(i) Generally. Subject to Section 11(c)(ii), Section 11(f) and Section 15(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) (a) the Liquidation Preference for such shares of Convertible Preferred Stock subject to conversion plus (b) all accrued and unpaid dividends to, but excluding the Conversion Date, by (II) the Conversion Price, in each case, as of immediately after the Close of Business on such Optional Conversion Date.
(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 15(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness, pay cash based on the Last Reported Sale Price per share of Common Stock on the Optional

Conversion Date for such conversion (or, if such Optional Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii) Delivery of Conversion Consideration. Except as provided in Section 11(d)(i)(4)(B), 11(d)(i)(5) and 11(g), the Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(d)Conversion Price Adjustments.
(i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:
(1)Stock Splits and Combinations. If the Corporation issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to an Extraordinary Dividend, as to which Section 6(c)(i) will apply, or a Common Stock Change Event, as to which Section 11(g) will apply), then the Conversion Price will be adjusted based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1 =     the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;
OS0 =     the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 =     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this Section 11(d)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)Tender Offers or Exchange Offers. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:
where:
CP0 =     the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;
CP1 =     the Conversion Price in effect immediately after the Expiration Time;
SP =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
AC =    the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and
OS1 =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(d)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(d)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(3)Rights, Options and Warrants. If the Corporation distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 11(d)(i)(4)(A) and Section 11(d)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:

where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on such Record Date;
CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
OS    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;
Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.
To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this Section 11(d)(i)(3), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(4)Spin-Offs and Other Distributed Property.
(A) Distributions Other than Spin-Offs. If the Corporation distributes shares of its Capital Stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(i) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 11(d)(i)(1) or Section 11(d)(i)(2);
(ii) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 11(d)(iii);
(iii) Spin-Offs for which an adjustment to the Conversion Price is required pursuant to Section 11(d)(i)(4)(B);

(iv) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 11(d)(i)(2) will apply; and
(v) a distribution solely pursuant to a Common Stock Change Event, as to which Section 11(g) will apply, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;
CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by the Board of Directors in good faith), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;
provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(c)) in respect of one (1) share of Convertible Preferred Stock that is converted with an Optional Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(B) Spin-Offs. If the Corporation distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Corporation to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 11(g) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 11(d)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such Spin-Off;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period (as defined below); and
FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.
The adjustment to the Conversion Price pursuant to this Section 11(d)(i)(4)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designation, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the Last Trading Day of the Spin-Off Valuation Period.
To the extent any dividend or distribution of the type described in Section 11(d)(i)(4)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)Other Issuances. If, at any time, the Corporation or any of its Subsidiaries issues or otherwise sells any Equity-Linked Securities for a consideration per share of Common Stock (or conversion or exchange price per share of Common Stock) less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, then the Conversion Price will be adjusted based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the issuance of such Equity-Linked Securities;
CP1    =    the Conversion Price in effect immediately after the issuance of such Equity-Linked Securities;
OS0    =    the number of shares of Common Stock outstanding immediately before the issuance of such Equity-Linked Securities;
AC    =    the aggregate consideration, if any, received by the Corporation for such Equity-Linked Securities; and
X    =    the number of shares of Common Stock issued or sold in such issuance of such Equity-Linked Securities (including shares of Common Stock issuable upon conversion, exercise or exchange of such Equity-Linked Securities);
provided, however, that (A) for purposes of this Section 11(d)(i)(5), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price); and (B) in no event will the Conversion Price be increased pursuant to this Section 11(d)(i)(5).

(ii) No Adjustments in Certain Cases.
(1) Certain Events. Without limiting the operation of Section 11(c)(i), the Corporation will not be required to adjust the Conversion Price except pursuant to Section 11(d)(i). Notwithstanding anything to the contrary in this Certificate of Designation, and without limiting the foregoing, the Corporation will not be required to adjust the Conversion Price on account of:
(a)any declaration and/or payment of Dividends on the Convertible Preferred Stock pursuant to Section 6;
(b)upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any equity-based compensation plans and agreements maintained or sponsored by the Corporation or its Subsidiaries for the benefit of their respective current or former employees, directors, officers or other service providers, including, without limitation, the Upland Software, Inc. 2014 Equity Incentive Plan and the Amended and Restated Upland Software, Inc. 2010 Stock Plan; or

(c)upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Convertible Preferred Stock.
(iii) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 11(d)(i)(4)(A) on account of such separation as if, at the time of such separation, the Corporation had made a distribution of the type referred to in such Section 11(d)(i)(4)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 11(d)(i)(4)(A) if such rights expire, terminate or are redeemed.
(iv) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 11(d)(i), the number of shares of Common Stock outstanding at any time will: (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Corporation’s treasury

(unless the Corporation pays any dividend or makes any distributions on shares of Common Stock held in its treasury).
(v) Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).
(vi) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(d)(i), the Corporation will promptly send notice to the Holders containing: (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(e) Voluntary Conversion Price Decreases.
(i) Generally. To the fullest extent permitted by applicable law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) decrease the Conversion Price by any amount if: (1) the Board of Directors determines that such decrease is in the Corporation’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on the Holders shall require the affirmative vote or consent of the Majority Holders.
(ii) Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(e)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(e)(i), the Corporation will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.
(f) Restriction on Conversions.
(i) Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designation, unless and until the Requisite Stockholder Approval is obtained, the aggregate number of shares of Common Stock issuable or deliverable upon conversion of any Convertible Preferred Stock together with any shares of Common Stock held by the Purchaser Parties on the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) shall be capped at nineteen point nine percent (19.9%) of the shares of Common Stock issued and outstanding as of the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock; the restriction set forth in this sentence, the “Issuance Limitation”). If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Issuance Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Corporation that such delivery will not contravene the Issuance Limitation. Any purported delivery of shares of Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Issuance Limitation.
(ii) Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Corporation shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, and to the fullest extent permitted by applicable law, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock).
(iii) Limitation on Certain Transactions. Notwithstanding anything in this Section 11(f) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Corporation may not decrease the Conversion Price pursuant to Section 11(e)(i) to the extent such decrease would cause the Issuance Limitation to be contravened.

(g) Effect of Common Stock Change Event.
(i) Generally. If there occurs any:
(1)recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a stock split or a stock combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) recapitalization, reclassifications or change of the Common Stock that do not involve the issuance of any other series or class of securities;
(2)consolidation, merger, business combination or binding or statutory share exchange involving the Corporation;
(3)sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or

(4)other substantially similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designation,

(A) from and after the effective time of such Common Stock Change Event: (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 8, each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) if such Reference Property Unit consists entirely of cash, then the Corporation will pay the cash due in respect of all conversions whose Optional Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Optional Conversion Date; and

(C) for these purposes: (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Corporation (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Compliance Covenant. The Corporation will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11(g).

(iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to: (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(d)(i) in a manner consistent with this Section 11(g); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 11(g)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders.

(iv) Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.

Section 12.Certain Provisions Relating To the Issuance of Common Stock.
(a)Equitable Adjustments to Prices. Whenever this Certificate of Designation requires the Corporation to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 11(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

Section 13.Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant this Certificate of Designation; provided, however, that in the case of conversion of Convertible Preferred Stock, the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 14.Term. Except as expressly provided in this Certificate of Designation, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 15.Calculations.
(a)Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designation, the Corporation will be responsible for making all calculations called for under this Certificate of Designation, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation and the Board of Directors, as applicable, will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders to the fullest extent permitted by applicable law. The Corporation will provide a schedule of such calculations to any Holder upon written demand.
(b)Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Optional Conversion Date. For these purposes, unless otherwise provided in this Certificate of Designation, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
Section 16.Notices. The Corporation will send all notices or communications to Holders pursuant to this Certificate of Designation in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of email), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.
Section 17.Facts Ascertainable. When the terms of this Certificate of Designation refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a written demand therefore. The Corporation shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a written demand therefor.

Section 18.Waiver. The powers (including voting powers), if any, of the Convertible Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Convertible Preferred Stock may be waived as to all shares of Convertible Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the Majority Holders, consenting or agreeing separately as a single class.
Section 19.Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless and to the fullest extent permitted by applicable law, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
Section 20.No Other Rights. The Convertible Preferred Stock will have no powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, except as provided in this Certificate of Designation or the Certificate of Incorporation or as required by applicable law.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on this _____ day of ________, 2022.

UPLAND SOFTWARE, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Certificate of Designation]

EXHIBIT A
FORM OF PREFERRED STOCK CERTIFICATE
[Insert Restricted Stock Legend, if applicable]
Upland Software, Inc.
Series A Convertible Preferred Stock
Certificate No. [     ]
Upland Software, Inc., a Delaware corporation (the “Corporation”), certifies that [ ] is the registered owner of [ ] shares of the Corporation’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The powers (including voting powers), if any, or preferences and relative, participating, optional, special or other rights, if any, or qualifications, limitations or restrictions, if any, are set forth in the Certificate of Designation of the Corporation establishing the Convertible Preferred Stock (as the same may be amended or amended and restated, the “Certificate of Designation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designation.
Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Upland Software, Inc. has caused this instrument to be duly executed as of the date set forth below.

UPLAND SOFTWARE, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE
[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designation.

Date:	By:
Authorized Signatory

UPLAND SOFTWARE, INC.
Series A Convertible Preferred Stock
This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designation or the Certificate of Incorporation, the provisions of the of the Certificate of Designation or the Certificate of Incorporation, as applicable, will control.
1.    Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.
2.    Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TENENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
* * *
To request a copy of the Certificate of Designation, which the Corporation will provide to any Holder at no charge, please send a written demand to the following address:
Upland Software, Inc.

[●]

Attention: [●]

OPTIONAL CONVERSION NOTICE
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert (check one):
☐    all of the shares of Convertible Preferred Stock
☐    __________________* shares of Convertible Preferred Stock

evidenced by Certificate No.
(Legal Name of Holder)
Date:
By:
Name:
Title:

*Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
☐    all of the shares of Convertible Preferred Stock
☐    __________________* shares of Convertible Preferred Stock
evidenced by Certificate No. _______________.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

(Legal Name of Holder)
Date:
By:
Name:
Title:

*Must be a whole number.

ASSIGNMENT FORM
Upland Software, Inc.
Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Designation, the undersigned Holder of the within Convertible Preferred Stock assigns to:

Name:

Address:

Social security or tax identification number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:
as agent to transfer the within Convertible Preferred Stock on the books of the Corporation. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B
FORM OF RESTRICTED STOCK LEGEND
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

B-1

EXHIBIT C
FORM OF GLOBAL CERTIFICATE LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THE AGENT OF THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION RELATED TO THIS SECURITY FILED BY THE ISSUER ON [●], 2022 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME).

C-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
UPLAND SOFTWARE, INC.,
ULYSSES AGGREGATOR, LP
AND
[●]

Dated as of [●], 2022

TABLE OF CONTENTS
i

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2022, by and among Upland Software, Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and Ulysses Aggregator, LP, a Delaware limited partnership and [●], a [●] (the “Investors” and each an “Investor”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.
This Agreement is entered into in connection with the closing of the issuance of 115,000 shares of the Series A Convertible Preferred Stock, which are convertible into shares of Common Stock, pursuant to the Securities Purchase Agreement, dated as of July 14, 2022, by and among the Company and the Investors (the “Securities Purchase Agreement”).
As a condition to each of the parties’ obligations under the Securities Purchase Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration rights to the Investors.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
RESALE SHELF REGISTRATION

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall file within 60 days of the date hereof and use its commercially reasonable efforts to cause to go effective as promptly as practicable thereafter a registration statement covering (or amend an existing registration statement to cover) the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar provision adopted by the Commission then in effect) of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders and provided for in such registration statement) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement that shall become effective upon filing with the Commission pursuant to Rule 462(e). If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof.

Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders, the Resale Shelf Registration Statement shall register the resale of a number of
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shares of the Registrable Securities which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 1.1, the Company shall continue to its use commercially reasonable efforts to register all remaining Registrable Securities as set forth in this Section 1.1. In such event, the number of shares of Registrable Securities to be registered for each Holder in the Resale Shelf Registration Statement shall be reduced pro rata among all Holders; provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for any Holder in such Resale Shelf Registration Statement, the Company shall first remove any shares of Registrable Securities to be registered for any Person other than a Holder that was proposed to be included in such Resale Shelf Registration Statement. The Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission.

Section 1.2 Effectiveness Period. Once effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement to be continuously effective (including by filing a new Resale Shelf Registration Statement or Subsequent Shelf Registration Statement, if necessary) and usable until the earlier of (a) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Resale Shelf Registration Statement or Subsequent Shelf Registration Statement, as applicable, (b) the date as of which there are no longer in existence any Registrable Securities covered by the Resale Shelf Registration Statement or Subsequent Shelf Registration Statement, as applicable, and (c) an earlier date agreed to in writing by the Holders of a majority of the Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or, file an additional registration statement (a “Subsequent Shelf Registration Statement” and, such registration, a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration Statement is filed and (b) keep such Subsequent Shelf Registration Statement (or another Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be on a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement or a prospectus supplement to an effective Automatic Shelf Registration Statement that shall become effective upon filing with the Commission pursuant to Rule 462(e). Otherwise, such Subsequent Shelf Registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities
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for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.
Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

Section 1.5 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, subject to Section 3.1(k), and if the Company is not a WKSI, without regard to the limitations included therein relating to the number of times the Company can provide a notice pursuant to Section 3.1(k) within a twelve (12) month period, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a)) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering. The Holders of Registrable Securities may on one or more occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to a Shelf Registration is intended to be conducted through an underwritten offering, so long as the anticipated gross proceeds of such underwritten offering is not less than twenty-five million dollars ($25,000,000) (unless the requesting Holders are proposing to sell all of their remaining Registrable Securities in which case no such minimum gross proceeds threshold shall apply) (the “Underwritten Offering”). The Company will not be obligated to effect more than two (2) Underwritten Offerings under this Section 1.6 during any twelve (12) month period. In the event of an Underwritten Offering:
3

(a) The Holder or Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter or underwriters to administer the Underwritten Offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.
(b) Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.
(c) The Company shall agree and shall cause its executive officers and directors to sign a customary “lock-up” agreement with the underwriters in any Underwritten Offering; provided that the lock-up period required thereunder shall not exceed ninety (90) days from the closing of the Underwritten Offering.
(d) If the managing underwriter(s) have not limited the Registrable Securities to be included in the Underwritten Offering, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such Underwritten Offering will not thereby be limited.
Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution (as defined in Regulation M under the Securities Act) of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.
Section 1.8 Block Trades. In connection with any non-marketed offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or other disposition of Registrable Securities by any Holder, the Company agrees to use its commercially reasonable efforts to timely furnish any information or take any actions reasonably requested by the Holders in connection with such a transaction, including the delivery of customary comfort letters, customary legal opinions and customary underwriter due diligence, in each case subject to receipt by the Company, its auditors and legal counsel of representation and documentation by such Persons to permit the delivery of such comfort letter and legal opinions.

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ARTICLE II
COMPANY REGISTRATION
Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement or a prospectus supplement to an existing registration statement with respect to an underwritten public offering for cash of its Common Stock, whether or not for its own account (other than a registration statement on Form S-4, Form S-8 or any successor forms), the Company will:

(a) promptly give to each Holder written notice thereof, which notice shall be given, to the extent reasonably practicable, no later than seven (7) business days prior to the filing or launch date (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than two (2) business days prior to the filing or launch date); and

(b) subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under “blue sky” laws or other compliance) all the Registrable Securities specified in a written request or requests made within three (3) business days after receipt of such written notice from the Company by any Holder (except in the case of an offering that is an “overnight offering”, in which case such request must be made no later than one (1) business day after receipt of such written notice from the Company).

Section 2.2 Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in a customary form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, in the event such offering was initiated by the Company for its own account, up to the total number of securities, of any, that the Company has requested to be included in such registration, (b) second, and only if all the securities, if any, referred to in clause (a) have been included, up to the total number of securities that the Holders have requested to be included in such offering (pro rata based upon the number of securities that
5

each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

ARTICLE III
ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Articles I or II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will, as expeditiously as possible to the extent applicable:
(a) prepare and file, as promptly as reasonably practicable, with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;
(b) prepare and file, as promptly as reasonably practicable, with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;
(c) furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;
(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering or other distribution of such securities;
(e) use commercially reasonable efforts to notify in writing each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not
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misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not already qualified;

(g) in the event that the Registrable Securities are being offered in a public offering, enter into and perform its obligations under an underwriting agreement, placement agreement or equivalent agreement on customary terms and in accordance with the applicable provisions of this Agreement, and take all such other actions reasonably requested by the Holders of the Registrable Securities being sold in connection therewith (including any customary and reasonable actions requested by the managing underwriters, if any) to facilitate the disposition of such Registrable Securities, and in such connection, deliver such other documents and certificates as may be reasonably requested by the managing underwriters;

(h) use commercially reasonable efforts to furnish, (i) on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion and negative assurance letter, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) on the date that the offering of such Registrable Securities is priced and on the date that such securities are being sold through underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i) in connection with a customary due diligence review, make available during business hours for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement; provided, however, each such underwriter shall agree in writing to hold in strict confidence and not to make any disclosure or use of any information requested above (the “Requested Information”), unless (1) the disclosure of the Requested Information is necessary to avoid or correct a misstatement or omission in such registration or is otherwise required under the Securities Act, (2) the release of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (3) the
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Requested Information is or has been made generally available to the public other than by disclosure in violation of this Agreement, (4) the Requested Information was within such underwriter’s possession on a non-confidential basis prior to it being furnished to such underwriter by or on behalf of the Company or any of its representatives, provided that the source of such information was not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information or (5) the Requested Information becomes available to such underwriter on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information;

(j) in the event that any broker-dealer underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or “participates in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, placement, sales agent or broker or dealer in respect thereof, or otherwise, the Company will, upon the reasonable request of such broker-dealer, comply with any reasonable request of such broker-dealer in complying with the FINRA Rules;

(k) notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith (after consultation with external legal counsel) that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any twelve (12) month period the Company may exercise the right to such suspension (i) not more than twice and (ii) for a period of time not to exceed, in aggregate, ninety (90) days. Subject to the proviso in the immediately preceding sentence, from and after the date of a notice of suspension under this Section 3.1(k), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension within any twelve (12) month period;

(l) cooperate with, and direct the Company’s transfer agent to cooperate with, the Holders and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the Holder of such shares of Registrable Securities;

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(m) use its reasonable best efforts to cause all shares of Registrable Securities to be listed on the national securities exchange on which the Common Stock is then listed;
(n) cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities (including participation in “road shows” and other customary marketing activities, which may be virtual); and
(o) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Shelf Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
Section 3.2 Limitation on Subsequent Registration Rights. From and after the date hereof, without the prior written consent of Holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein or would allow such holder or prospective holder to require the Company to include securities in any offering by the Company on a basis that is superior in any material respect to the rights granted to the Holders pursuant to this Agreement; provided that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Holder requesting registration in an Underwritten Offering pursuant to Section 1.6.
Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to this Agreement or otherwise in complying with this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.
Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Articles I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a) such Holder or Holders will cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and such other information reasonably requested by the Company as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b) during such time as such Holder or Holders may be engaged in a distribution of the Registrable Securities, such Holder or Holders will comply with all laws
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applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws and (ii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and
(c) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(k), or that requires the suspension by such Holder or Holders of the distribution of any of the Registrable Securities owned by such Holder or Holders pursuant to a registered offering, then such Holders shall cease offering or distributing the Registrable Securities owned by such Holder or Holders in a registered offering until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.
Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company will use commercially reasonable efforts to:
(a) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(b) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.
Section 3.6 “Market Stand-Off” Agreement. The Company and the Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed ninety (90) days following any registered public sale of securities by the Company in which such Holder participates in accordance with Article II, subject to customary exceptions, including (a) transfers to Affiliates and (b) pledges and foreclosures on such pledges. Each of the Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company in connection with an offering in which such Holder participates, subject to customary exceptions, including (a) transfers to Affiliates and (b) pledges and foreclosures on such pledges.

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ARTICLE IV
INDEMNIFICATION
Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of, or any rule or regulation promulgated under, the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders, the Company, each of its directors, officers, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such other Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and
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other and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior
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written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in this Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
TRANSFER AND TERMINATION OF REGISTRATION RIGHTS
Section 5.1 Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be Transferred or assigned to any Person in connection with any Transfer or assignment of Registrable Securities; provided, however, that (a) such Transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such Transfer or assignment is given to the Company, and (c) such Transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

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Section 5.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE VI
MISCELLANEOUS.
Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.
Section 6.2 Governing Law.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.
(b) Any dispute relating hereto shall be heard in the U.S. District Court for the District of Delaware (and any federal appellate courts therefrom) (and to the extent such court declines jurisdiction, the Court of Chancery of the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.
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(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 6.3 Entire Agreement; No Third-Party Beneficiary. This Agreement and the Securities Purchase Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses.
Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:
Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, TX 78701
Attention:     Kin Gill
E-mail:     kgill@uplandsoftware.com
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
701 Brazos Street, Suite 1100
Austin, TX 78701
Attention:     Steven Tyndall
E-mail:     styndall@mofo.com
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If to a Holder, to:
c/o HGGC, LLC
1950 University Avenue
Palo Alto, CA 94303

Attention:     David Chung
        Kurt A. Krieger
E-mail:     dchung@hggc.com
        kak@hggc.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Ave
New York, New York 10022
Attention:     David B. Feirstein, P.C.
        Marshall P. Shaffer, P.C.
        Jennifer Wu
        Bryan Flannery
E-mail:     david.feirstein@kirkland.com
        marshall.shaffer@kirkland.com
        jennifer.wu@kirkland.com
        bryan.flannery@kirkland.com

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
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Section 6.9 Interpretation; Absence of Presumption.
(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or”, “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by law, if the last day of such period is not a business day, the period in question shall end on the next succeeding business day).
(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
(The next page is the signature page)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

UPLAND SOFTWARE, INC.
By:
Name:
Title:

ULYSSES AGGREGATOR, LP
By:
Name:
Title:

[●]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]
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EXHIBIT A
DEFINED TERMS
1.    The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or required to be closed.
“Certificate of Designation” means the Certificate of Designation relating to the Series A Convertible Preferred Stock, as it may be amended from time to time.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” means (a) any Investor holding Registrable Securities and (b) any Transferee to which the rights under this Agreement have been Transferred in accordance with Section 5.1.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means (a) any shares of Series A Convertible Preferred Stock or Common Stock held by a Holder issued pursuant to the Securities Purchase Agreement (including pursuant to Section 6.1 of the Securities Purchase Agreement) or otherwise in a primary issuance of the Company pursuant to which such Holder has a preemptive right under Section 6.1 of the Securities Purchase Agreement, including any shares of Common Stock hereafter acquired by any Holder pursuant to the conversion of the Series A Convertible Preferred Stock in accordance with the Certificate of Designation and (b) any other securities issued or issuable with respect to any such shares of Common Stock or Series A Convertible Preferred Stock by way of share split, share dividend (including dividends paid in kind), distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (including, for the avoidance of doubt, a redemption, put or call transaction pursuant to the Certificate of Designation); provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; or (iii) the date on

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which such security has been transferred in a transaction in which the applicable Holder’s rights under this Agreement are not assigned to the transferee of such securities.
“Registration Expenses” means (a) all expenses incurred by the Company in complying with this Agreement, including internal expenses, all registration, qualification, listing and filing fees, printing expenses, FINRA fees, escrow fees, rating agency fees, fees and disbursements of the Company’s independent registered public accounting firm, fees and disbursements of counsel for the Company, blue sky fees and expenses, (b) the fees and expenses of one (1) counsel (along with any reasonably necessary local counsel) to the Holders in connection with any registration or offering contemplated hereby selected by the Holder or Holders of a majority of the Registrable Securities and (c) the fees and expenses of counsel for the underwriters and any qualified independent underwriter in connection with FINRA and blue sky qualifications; provided, however, that Registration Expenses shall not include any Selling Expenses.

“Restricted Securities” means any Common Stock required to bear the legends set forth in Section 4.1(a) of the Securities Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.
“Shelf Registration Statement” means a Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or
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hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
2.    The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.2
Holder	Section 5.1
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investor	Preamble
Requested Information	Section 3.19(i)
Resale Shelf Registration	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Securities Purchase Agreement	Preamble
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6

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